Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "BALINCAN USA, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MAY, A.D. 2002, AT 1 O`CLOCK P.M.

RESTATED CERTIFICATE, FILED THE SIXTEENTH DAY OF JULY, A.D. 2002, AT 5 O`CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF JULY, A.D. 2002, AT 1 O`CLOCK P.M.

RESTATED CERTIFICATE, CHANGING ITS NAME FROM "SUNLAND ENTERTAINMENT CO. (DELAWARE), INC." TO "TRESTLE HOLDINGS, INC.", FILED THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2003, AT 9:14 O`CLOCK A.M.

RESTATED CERTIFICATE, FILED THE SECOND DAY OF NOVEMBER, A.D. 2006, AT 11:36 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3522528 8100H

SR# 20221085071

Authentication: 202962431

Date: 03-21-22

Delaware

The First State

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF AUGUST, A.D. 2007, AT 10:45 O`CLOCK A.M.

RESTATED CERTIFICATE, CHANGING ITS NAME FROM "TRESTLE HOLDINGS, INC." TO "MOQIZONE HOLDING CORPORATION", FILED THE TWENTY-FIFTH DAY OF AUGUST, A.D. 2009, AT 5:02 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF OCTOBER, A.D. 2009, AT 11:11 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF OCTOBER, A.D. 2009, AT 11:12 O`CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF MARCH, A.D. 2010, AT 3:58 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIRST DAY OF APRIL, A.D. 2010, AT 12:29 O`CLOCK P.M.

CERTIFICATE OF REVIVAL, FILED THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2014, AT 4:07 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MOQIZONE HOLDING CORPORATION" TO "BALINCAN USA, INC.", FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2015, AT 1:35 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE

3522528 8100H
SR# 20221085071

Authentication: 202962431
Date: 03-21-22

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "BALINCAN USA, INC.".

Jeffrey W. Bullock, Secretary of State

3522528 8100H
SR# 20221085071

Authentication: 202962431
Date: 03-21-22

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 05/07/2002
020290391 - 3522528

CERTIFICATE OF INCORPORATION
OF
SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.

FIRST: The name of the Corporation is Sunland Entertainment Co. (Delaware), Inc. (hereinafter referred to as the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Dover, Kent County, Delaware 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the Delaware General Corporation Law (the "GCL").

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 100 shares of common stock, par value $0.001 per share.

FIFTH: The name and mailing address of the incorporator are Melinda Gardner, Sidley Austin Brown & Wood LLP, 555 West Fifth Street, 40th Floor, Los Angeles, California 90013.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, subject to any specific limitation on such power contained in any Bylaws adopted by the stockholders. No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the GCL as it may be in effect from time to time.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the incorporator named above, has executed this Certificate of Incorporation on May 7, 2002.

Melinda Gardner, Incorporator

LA1 425091v1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 07/16/2002
020455303 - 3522528

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.

Sunland Entertainment Co. (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The corporation was originally incorporated as Sunland Entertainment Co. (Delaware), Inc. pursuant to a Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on May 7, 2002.

B. This Amended and Restated Certificate of Incorporation (i) has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the Board of Directors and stockholders of the corporation and (ii) restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

C. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

ARTICLE II

The name of the corporation is Sunland Entertainment Co. (Delaware), Inc.

ARTICLE III

The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE IV

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.

ARTICLE V

Limitation of Liability of Directors. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in

any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph of this section, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

ARTICLE VI

Common Stock. The corporation shall have authority to issue One Million Five Hundred Thousand (1,500,000) shares of common stock with par value of one tenth of one cent ($.001) (the "Common Stock").

1. VOTING RIGHTS. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

2. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE VII

Series Preferred Stock. The Board of Directors of the corporation is expressly authorized to provide for the issuance, in one or more series, of One Million (1,000,000) shares of preferred stock with par value of one dollar ($1.00) (the "Preferred Stock"). The Preferred Stock shall be issued as Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock") and, for all or any of the remaining shares of Preferred Stock, as such series as the Board of Directors may designate in the resolution or resolutions providing for such issue. For each such series, the Board of Directors is expressly authorized to provide for the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

ARTICLE VIII

Series A Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Seventy-Five Thousand (75,000) shares, are as follows:

1. DESIGNATION; NUMBER OF SHARES. The corporation is authorized to issue Seventy-Five Thousand (75,000) shares of the Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Each share shall have a stated value of One Hundred Dollars $100.00 (the "Stated Value").

2. RANK. The Series A Preferred Stock shall rank (i) prior to all of the corporation's Common Stock and any class or series of preferred or other capital stock now outstanding or hereafter issued (other than the Series B Preferred Stock, with respect to which the Series A Preferred Stock shall rank on an equal basis), as to distributions of assets upon the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary and (ii) prior to all Common Stock and prior to or on parity with any class or series of preferred or other capital stock now outstanding or hereafter issued (other than the Series B Preferred Stock, with respect to which the Series A Preferred Stock shall rank on an equal basis) as to payment of dividends.

3. DIVIDENDS.

(a). Holders of the Series A Preferred Stock shall be entitled to receive an annual dividend at the rate, in the form, at the times and in the manner set forth in this Section 3. Such dividends shall accrue on any given share from the day of issuance of such share (which shall include for this purpose the date of issuance of any predecessor share) until the Conversion Date (as defined in Section 5(c)(iii) of this Article VII applicable to such share.

(b) Holders of Series A Preferred Stock shall be entitled to receive, and the corporation shall pay, in cash or additional shares of Series A Preferred Stock, at its sole option, cumulative dividends as follows: if paid, at the option of the corporation, in additional shares of Series A Preferred Stock, at the rate per share (as a percentage of the Stated Value per share) equal to 7% per annum (the number of additional shares of Series A Preferred Stock

issuable shall be calculated by dividing the amount of the dividend by $100), or (ii) if paid, at the option of the corporation, in cash, dividends shall be calculated at a rate per share (as a percentage of the Stated Value per share) equal to 7% per annum. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series A Preferred Stock determined in accordance with the preceding terms; provided further, that in the event that any such dividend payment is made partially in cash and partially in shares of Series A Preferred Stock, each holder of Series A Preferred Stock shall receive a ratable amount of cash and Series A Preferred Stock. If any fractional interest in a share of Series A Preferred Stock would be delivered upon any payment of dividends pursuant to this Section 3, the corporation, in lieu of delivering the fractional share of Series A Preferred Stock shall pay an amount to the holder thereof equal to such fraction multiplied by the Stated Value. All shares of Series A Preferred Stock issued as a dividend shall be duly authorized, validly issued, fully paid and nonassessable.

(c) Dividends on the Series A Preferred Stock shall accrue daily commencing on the date of issuance of such shares, and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and shall be paid quarterly in four equal quarterly payments on the last day of March, June, September and December of each year (each such date being a "Dividend Payment Date"). The party that holds the Series A Preferred Stock on an applicable Dividend Payment Date or on the Conversion Date with respect to shares of Series A Preferred Stock being converted on such date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date. Except as otherwise provided herein, if at any time the corporation pays less than the total amount of dividends then accrued on account of the Series A Preferred Stock, such payment shall be distributed ratably among the holders of Series A Preferred Stock based upon the number of shares held by each holder on such applicable record date. Dividends shall accrue on the basis of a 360-day year consisting of twelve 30-day months (four 90 day quarters) and the actual number of days elapsed in the period for which payable.

(d) No dividends or other distributions (other than dividends payable in Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the corporation, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the corporation ranking junior as to payment of dividends on the Series A Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock") unless all dividends on the Series A Preferred Stock have been paid in full.

4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $100.00 per share, and no more (the "Liquidation Amount"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the corporation. The entire assets of the corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock. After payment in full of the liquidation preference of the

shares of the Series A Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the corporation. A consolidation, merger or business combination of the corporation with another corporation (in the event that the corporation is not the surviving entity and the holders of Common Stock prior to the transaction do not hold more than a majority of the outstanding shares of the surviving entity immediately after the transaction) or the sale or conveyance of all or substantially all of the corporation's assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation for purposes of this Section 4.

5. CONVERSION. The record holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Each share of Series A Preferred Stock shall be convertible at the option of the holder at any time prior to 11:00 a.m. Pacific Standard Time on the business day next preceding the date fixed for redemption of such share pursuant to Section 6 below, into shares of Common Stock at an initial conversion price of $6.75 per share (the "Initial Conversion Price"), subject to adjustment as set forth in Section 6 of this Article VII (as adjusted from time to time, the "Conversion Price"), at the office of the corporation or any transfer agent for the Series A Preferred Stock, at any time beginning on the date hereof. The number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock shall be calculated by dividing the Stated Value of such share of Series A Preferred Stock by the Conversion Price.

(b) Automatic Conversion. This Section 5(b) shall apply if and only if the corporation is a Listed Corporation as that term is defined below. If the corporation is a Listed Corporation, then, during any period following April 14, 2002 in which the Average Market Price of the Common Stock exceeds 175% of the Conversion Price and the average daily trading volume of the Common Stock for the same period such Average Market Price is determined exceeds 1,000 shares, the corporation may, at its option, require the holders of Series A Preferred Stock to convert all such shares on the same terms as set forth in Section 5(a) above. "Average Market Price" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for the twenty trading days preceding the Conversion Date. The closing price for each day shall be the last reported sale price regular way of the Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. For purposes of this Section 5, "Listed Corporation" means any of the following: (i) a corporation with outstanding shares on the New York Stock Exchange or the American Stock Exchange or (ii) a corporation with outstanding securities listed on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

(c) Mechanics of Conversion.

(i) At Holder's Option pursuant to Section 5(a) above. In order to convert Series A Preferred Stock into full shares of Common Stock, a Holder shall deliver, no

later than 11:00 a.m., Pacific Standard Time on the business day next preceding the conversion date, to the office of the corporation's designated transfer agent for the Series A Preferred Stock (the "Transfer Agent") (1) a fully executed notice of conversion ("Notice of Conversion"), and (2) the original certificate or certificates evidencing the Series A Preferred Stock (a "Certificate"), duly endorsed.

(ii) Automatic Conversion Pursuant to Section 5(b) above. Upon the satisfaction of the conditions set forth in Section 5(b) above, the corporation may, by notice to the holders of Series A Preferred Stock elect to require such holders to convert all shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price. Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the corporation's stock transfer ledger. Such notice of conversion shall specify the date fixed for conversion; the then effective Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the corporation's election in cash or in a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice); and that on and after the Conversion Date, dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series A Preferred Stock receives such notice; and failure to give such notice or any defect in such notice, shall not affect the validity of the proceedings for the conversion.

(iii) Conversion Date. The date on which conversion occurs (the "Conversion Date") shall be deemed to be the date the Notice of Conversion and the original Certificates representing the Series A Preferred Stock to be converted are surrendered to the Transfer Agent.

(iv) Issuance of Common Stock Within Three (3) Business Days. Upon receipt of the original Certificates representing the Series A Preferred Stock to be converted, the corporation shall use its reasonable best efforts to cause the Transfer Agent to issue the appropriate number of shares of Common Stock no later than three (3) business days thereafter.

(v) No Fractional Shares. If any conversion of the Series A Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall, on an aggregate basis, be rounded to the nearest number of shares.

(vi) Lost or Stolen Certificates. Within three (3) business days after receipt by the corporation of evidence of the loss, theft, destruction or mutilation of a certificate or certificates representing the Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the corporation and the Transfer Agent, and upon surrender and cancellation of the Series A Preferred Stock, if mutilated, the corporation shall use its reasonable best efforts to cause the execution and delivery of new Series A Preferred Stock of like tenor and date. The corporation shall not be required to

deliver new Series A Preferred Stock if the request for replacement is made contemporaneously with the conversion or redemption of such Series A Preferred Stock.

(vii) Record Holders. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be issuable upon the conversion of all then outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue all shares of Common Stock issuable upon the conversion of all then outstanding Series A Preferred Stock, the corporation will as soon as practicable take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. ADJUSTMENT TO CONVERSION PRICE AND CONVERSION SHARES.

(a) Prohibited Actions. So long as any shares of Series A Preferred Stock are outstanding, the corporation will not avoid or seek to avoid the observance or performance of any of the terms of the Series A Preferred Stock or impair the ability of the holders of Series A Preferred Stock to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock against dilution or other impairment.

(b) Adjustment of Number of Shares. Subject to any applicable exceptions set forth in Section 6(g) below, if and whenever after the date hereof the corporation shall in any manner (i) issue or sell any shares of its Common Stock for less than Fair Value (as defined in Section 6 (k) below) as determined at the time of such issuance or sale, or (ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any options, warrants, convertible securities, securities and other rights to acquire from the corporation shares of Common Stock (the "Common Stock Equivalents"), or issue or sell (whether directly or by assumption in a merger or otherwise) Common Stock Equivalents, and the price per share for which Common Stock is issuable upon exercise, conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the aggregate amount received or receivable by the corporation as consideration for the issue, sale or grant of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents) shall be less than the Fair Value (after taking into account any consideration received or receivable by the corporation with respect to the exercise, exchange or conversion of any Common Stock Equivalents) on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are

immediately exercisable or (iii) declare a dividend or make any other distribution upon any stock of the corporation payable in Common Stock or Common Stock Equivalents, then the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect prior to the adjustment referred to in this Section 6(b) by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) immediately prior to such issue, sale, grant, dividend or distribution, plus (y) (A) the consideration, if any, received or receivable by the corporation upon any such issue or sale, plus, in the case of Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the exercise, conversion or exchange of such Common Stock Equivalents divided by (B) the Fair Value as determined at the time of such issue or sale, and the denominator of which is the total number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) immediately after such issue, sale, grant, dividend or distribution.

(c) Record Date. The record date for the holders of the Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents, or (b) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents shall be the date determined by the Board of Directors as the record date for such purposes or, if none is established by the Board of Directors, then the record date shall be the effective date for such action; provided however, that if such dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents is not paid on the applicable payment date, then such shares of Common Stock issuable upon conversion of Series A Preferred Stock, and the applicable Conversion Price, shall be adjusted so as to give effect as if each declaration of a dividend or other distribution had never been made

(d) Certain Dividends. In case the corporation shall pay a dividend or make a distribution generally to the holders of the Common Stock of shares of its capital stock (other than shares of Common Stock), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the corporation, (ii) distributions relating to subdivisions and combinations covered by Section 6(e) below, (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(f) below and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Common Stock Equivalents or other issuances covered by Section 6(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below, minus (y) the Fair Value as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, plus (z) in the case of rights, warrants or options, the minimum aggregate amount of consideration payable to the corporation upon the exercise of such rights, options or warrants, and the denominator of which shall be the total number of shares of Common Stock then

outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below. Such adjustments shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

In the event of a distribution by the corporation of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Conversion Price, the holders of Series A Preferred Stock, upon the conversion thereof at any time after such distribution, shall be entitled to receive from the corporation, such subsidiary or both, as the corporation shall determine, the stock or other securities to which such holders would have been entitled if such holders had converted the Series A Preferred Stock immediately prior thereto, all subject to further adjustment as provided in this Section 6; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made upon the conversion of the Series A Preferred Stock.

(e) Subdivision or Combination of Shares. In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced. In case the outstanding shares of the Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Merger, etc. In case of any capital reorganization, reclassification or similar transaction involving the capital stock of the corporation (other than as provided in Section 6(e) above), any consolidation, merger or business combination of the corporation with another corporation, or the sale or conveyance of all or substantially all of its assets (a "Reorganization Event"), shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets (including cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of the Series A Preferred Stock and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the conversion of the Series A Preferred Stock. The corporation shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if

other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each holder of Series A Preferred Stock, the obligation to deliver to such holder of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series A Preferred Stock may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the corporation and of all liabilities and obligations of the corporation hereunder.

(g) Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price or Conversion Quantity (i) upon the issuance of additional shares of Series A Preferred Stock pursuant to Section 3(b) of this Article VII or the issuance of Series B Preferred Stock pursuant to Article VIII, Section 3(b), (ii) upon the issuance of Common Stock issuable upon conversion of Series A or Series B Preferred Stock, (iii) upon the exercise or conversion of any warrants, options, subscriptions, convertible notes, convertible debentures, convertible preferred stock or other convertible securities issued and outstanding on the date that the Series A Preferred Stock is originally issued in accordance with the terms of such securities as of such date; (iv) upon the grant or exercise of any stock or options which may hereinafter be granted or exercised under any employee benefit plan of the corporation existing as of the date that the Series A Preferred Stock is originally issued or to be implemented in the future, or upon grant or exercise of any stock or options to or by any officer, director, employee, agent, consultant or other entity providing services to the corporation, whether or not under a plan, if such grant or plan was approved by the Board of Directors of the corporation; (v) upon the issuance of securities in connection with any merger, acquisition or consolidation, or purchase of assets or business from another person, so long as the corporation is the surviving corporation; (vi) upon the issuance of securities issued as the result of anti-dilution rights granted to a third party; or (vii) upon the issuance of securities in a private placement made after the date hereof at a discount below the Average Market Price thereof which does not exceed 20%.

(h) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the corporation or any of its subsidiaries, and the disposition (but not the cancellation) of any such shares shall be considered an issue or sale of the Common Stock for the purposes of Section 6.

(i) Adjustment Notices to Holders of Series A Preferred Stock. Upon any increase or decrease in the number of shares of Common Stock issuable upon the conversion of Series A Preferred Stock, or upon any adjustment in the Conversion Price, then, and in each such case, the corporation shall promptly deliver written notice thereof to each holder of Series A Preferred Stock, which notice shall state the increased or decreased number of shares of Common Stock issuable upon conversion of Series A Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Such notice shall also contain a certificate of the corporation's independent public accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof.

(j) Minimum Adjustment. No adjustment shall be made under this Section 6 unless such adjustment would change the Conversion Price at the time by $.125 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Conversion Price at the time by $.125 or more.

(k) Fair Value Defined. "Fair Value" of the Common Stock as of a particular date shall mean the average of the daily closing prices for the preceding twenty trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If such quotations are unavailable, or with respect to other appropriate security, property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the corporation and the holders of a majority of the shares of Series A Preferred Stock (the "Majority of the Holders") or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" hereunder, the corporation shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose hereunder shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the corporation shall give the holders of Series A Preferred Stock notice of such event, and the corporation and the holders of Series A Preferred Stock shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the corporation and the Majority of the Holders are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the corporation's regular firm of outside certified accountants shall make such determination and render such opinion. The determination so made shall be conclusive and binding on the corporation and the holders of Series A Preferred Stock. The fees and expenses of the investment banking firm retained for such purpose shall be shared equally by the corporation and the holders of Series A Preferred Stock.

(l) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a holder of Series A Preferred Stock shall, upon conversion of such stock, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

7. REDEMPTION BY THE CORPORATION.

(a) The Corporation's Right to Redeem. At any time beginning April 14, 2004, the corporation shall have the right, in its sole discretion, to redeem all or any part of the outstanding Series A Preferred Stock.

(i) Redemption Price. The "Redemption Price" shall be equal to the Liquidation Amount.

(ii) Mechanics of Redemption. The corporation shall effect any such redemption by giving at least 30 days prior written notice ("Notice of Redemption") to (A) the holders of Series A Preferred Stock selected for redemption, at the address and facsimile number of such holder appearing in the corporation's register for the Series A Preferred Stock and (B) the Transfer Agent, which Notice of Redemption shall be deemed to have been delivered three (3) business days after the corporation's mailing (by overnight courier, with a copy by facsimile) of such Notice of Redemption. Such Notice of Redemption shall indicate the date which such redemption is to become effective (the "Redemption Date") and the Redemption Price.

(iii) The Corporation Must Have Immediately Available Funds or Credit Facilities. The corporation shall not be entitled to send any Notice of Redemption and begin the redemption procedure under this Section 7(a) unless it believes in good faith that as of the Date of Redemption it will have:

(1) the full amount of the aggregate Redemption Price in cash, available in a demand or other immediately available account in a bank or similar institution; or

(2) immediately available credit facilities, in the full amount of the aggregate Redemption Price with a bank or similar financial institution, or

(3) a combination of the items set forth in (1) and (2) above, aggregating the full amount of the aggregate Redemption Price.

(b) Payment of Redemption Price. Each holder of Series A Preferred Stock submitting stock being redeemed under this Section 6 shall send their certificates representing the stock so redeemed to the corporation or its Transfer Agent, and the corporation shall pay the redemption price to that holder within ten (10) business days of the date of such receipt of the certificates. The corporation shall not be obligated to deliver the Redemption Price unless the certificates representing the Series A Preferred Stock so redeemed are delivered to the corporation or its Transfer Agent, or in the event one or more certificates have been lost, stolen, mutilated or destroyed, the holder has complied with Section 5(c)(vi).

8. STATUS OF CONVERTED OR REDEEMED STOCK AND STOCK UPON A REORGANIZATION EVENT. On the first to occur with respect to any Series A Preferred Stock of a Conversion Date or a Redemption Date, such Series A Preferred Stock shall no longer be deemed to be outstanding and all rights with respect thereto, except only the right of the holders of Series A Preferred Stock to receive shares of Common Stock upon such conversion, payment of the applicable Redemption Price upon such redemption or the receipt of the consideration payable to holders of Common Stock in the Reorganization Event as if such shares of Series A Preferred Stock were converted immediately prior to the record date or other

date of determination of the holders of Common Stock entitled to receive consideration in such Reorganization Event, shall terminate, and such shares of Series A Preferred Stock shall be canceled. The Series A Preferred Stock so canceled shall return to the status of authorized but unissued Preferred Stock of no designated series.

9. PROTECTIVE PROVISIONS.

(a) So long as shares of Series A Preferred Stock are outstanding, the corporation may waive or amend any term of this Article VIII of the Amended and Restated Certificate of Incorporation only with the approval (by vote or written consent) of the holders of a majority of the Series A Preferred Stock then outstanding, and in such event (i) the holders of the corporation's Common Stock shall not be entitled to vote on such waiver or amendment if the corporation's Board of Directors has determined that the waiver or amendment is not adverse to such holders and (ii) the holders of the corporation's Series B Preferred Stock (or the holders of any other class of Preferred Stock) shall not be entitled to vote on any such waiver or amendment unless the holders of the Common Stock are entitled to vote thereon, in which case the holders of the Series B Preferred Stock shall vote on an "as converted" basis.

(b) So long as shares of Series A Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding:

(i) issue any class or series of preferred or other capital stock senior to the Series A Preferred Stock as to payment of dividends or senior to or on a parity with the Series A Preferred Stock as to payments on liquidation, dissolution or winding up of the corporation;

(ii) amend its Articles of Incorporation or bylaws in any manner which would impair or reduce the rights of the Series A Preferred Stock; or

(iii) permit a liquidation, dissolution or winding up of the corporation to occur.

10. VOTING RIGHTS. For so long as at least 42,500 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock shall as a class be entitled to elect two directors to the corporation's Board of Directors and shall otherwise be entitled to vote on all matters (including the election of remaining directors) together with the holders of Common Stock, voting together as one class. Except as otherwise provided in this Certificate of Incorporation, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible under Section 5. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholders meetings or written consents with respect to which they would be entitled to vote.

11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend, liquidation and other preferences of the Series A Preferred Stock.

ARTICLE IX

Series B Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), which series shall consist of One Hundred Seventy-Five Thousand (250,000) shares, are as follows:

1. DESIGNATION; NUMBER OF SHARES. The corporation is authorized to issue Two Hundred and Fifty Thousand (250,000) shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"). Each share shall have a stated value of One Hundred Dollars $100.00 (the "Stated Value").

2. RANK. The Series B Preferred Stock shall rank (i) prior to all of the corporation's Common Stock and any class or series of preferred or other capital stock now outstanding or hereafter issued (other than the Series A Preferred Stock, with respect to which the Series B Preferred Stock shall rank on an equal basis), as to distributions of assets upon the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary and (ii) prior to all Common Stock and prior to or on parity with any class or series of preferred or other capital stock now outstanding or hereafter issued (other than the Series A Preferred Stock, with respect to which the Series B Preferred Stock shall rank on an equal basis) as to payment of dividends.

3. DIVIDENDS.

(a) Holders of the Series B Preferred Stock shall be entitled to receive an annual dividend at the rate, in the form, at the times and in the manner set forth in this Section 3. Such dividends shall accrue on any given share from the day of issuance of such share (which shall include for this purpose the date of issue of any predecessor share) until the Conversion Date (as defined in Section 5(c)(iii) below) applicable to such share.

(b) Holders of Series B Preferred Stock shall be entitled to receive, and the corporation shall pay, in cash or additional shares of Series B Preferred Stock, at its sole option, cumulative dividends as follows: if paid, at the option of the corporation, in additional shares of Series B Preferred Stock, at the rate per share (as a percentage of the Stated Value per share) equal to 7% per annum (the number of additional shares of Series B Preferred Stock issuable shall be calculated by dividing the amount of the dividend by $100), or (ii) if paid, at the option of the corporation, in cash, dividends shall be calculated at a rate per share (as a percentage of the Stated Value per share) equal to 7% per annum. Any such dividend payment may be made, in the sole discretion of the Board of Directors, partially in cash and partially in shares of Series B Preferred Stock determined in accordance with the preceding terms; provided further, that in the event that any such dividend payment is made partially in cash and partially in shares of Series B Preferred Stock, each holder of Series B Preferred Stock shall receive a ratable amount of cash and Series B Preferred Stock. If any fractional interest in a share of Series B Preferred Stock would be delivered upon any payment of dividends pursuant to this Section 3, the corporation, in lieu of delivering the fractional share of Series B Preferred Stock, shall pay an amount to the holder thereof equal to such fraction multiplied by the Stated Value. All shares of

Series B Preferred Stock issued as a dividend shall be duly authorized, validly issued, fully paid and nonassessable.

(c) Dividends on the Series B Preferred Stock shall accrue daily commencing on the date of issuance of such shares, and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the corporation legally available for the payment of dividends, and shall be paid quarterly in four equal quarterly payments on the last day of March, June, September and December of each year (each such date being a "Dividend Payment Date"). The party that holds the Series B Preferred Stock on an applicable Dividend Payment Date or on the Conversion Date with respect to shares of Series B Preferred Stock being converted on such date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date. Except as otherwise provided herein, if at any time the corporation pays less than the total amount of dividends then accrued on account of the Series B Preferred Stock, such payment shall be distributed ratably among the holders of Series B Preferred Stock based upon the number of shares held by each holder on such applicable record date. Dividends shall accrue on the basis of a 360-day year consisting of twelve 30-day months (four 90 day quarters) and the actual number of days elapsed in the period for which payable.

(d) No dividends or other distributions (other than dividends payable in Junior Dividend Stock (as defined below)) shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the corporation, or any of its subsidiaries, of, any shares of Common Stock or other capital stock of the corporation ranking junior as to payment of dividends on the Series B Preferred Stock (such Common Stock and other capital stock being referred to herein collectively as "Junior Dividend Stock") unless all dividends on the Series A Preferred Stock and Series B Preferred Stock have been paid in full.

4. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, at their election, either: (A) out of the assets of the corporation an amount equal to the dividends accumulated and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, plus a sum equal to $100.00 per share, and no more (the "Liquidation Amount"), before any payment shall be made or any assets distributed to the holders of Common Stock or any other capital stock of the corporation or (B) the amount they would receive as if the Series B Preferred Stock had been converted into Common Stock. The entire assets of the corporation available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B Preferred Stock to the extent that such holders are entitled to a liquidation preference. After payment in full of the liquidation preference of the shares of the Series A Preferred Stock and Series B Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the corporation.

5. CONVERSION. The record holders of Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert. Each share of Series B Preferred Stock shall be convertible at the option of the holder at any time prior to 11:00 a.m. Pacific Standard Time on

the business day next preceding the date fixed for redemption of such share pursuant to Section 6 below, into shares of Common Stock at an initial conversion price of $6.75 per share (the "Initial Conversion Price"), subject to adjustment as set forth in Section 6 below (as adjusted from time to time, the "Conversion Price"), at the office of the corporation or any transfer agent for the Series B Preferred Stock, at any time beginning on the date hereof. The number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock shall be calculated by dividing the Stated Value of such share of Series B Preferred Stock by the Conversion Price.

(b) Automatic Conversion. This Section 5(b) shall apply if and only if the corporation is a Listed Corporation as that term is defined below. If the corporation is a Listed Corporation, then, during any period following April 14, 2002 in which the Average Market Price of the Common Stock exceeds 175% of the Conversion Price and the average daily trading volume of the Common Stock for the same period such Average Market Price is determined exceeds 1,000 shares, the corporation may, at its option, require the holders of Series B Preferred Stock to convert all such shares on the same terms as set forth in Section 5(a) above. "Average Market Price" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for the twenty trading days preceding the Conversion Date. The closing price for each day shall be the last reported sale price regular way of the Common Stock or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. For purposes of this Section 5, "Listed Corporation" means any of the following: (i) a corporation with outstanding shares on the New York Stock Exchange or the American Stock Exchange or (ii) a corporation with outstanding securities listed on the National Market System of the Nasdaq Stock Market (or any successor to that entity).

(c) Mechanics of Conversion.

(i) At Holder's Option pursuant to Section 5(a) above. In order to convert Series B Preferred Stock into full shares of Common Stock, a Holder shall deliver, no later than 11:00 a.m., Pacific Standard Time on the business day next preceding the conversion date, to the office of the corporation's designated transfer agent for the Series B Preferred Stock (the "Transfer Agent") (1) a fully executed notice of conversion ("Notice of Conversion"), and (2) the original certificate or certificates evidencing the Series B Preferred Stock (a "Certificate"), duly endorsed.

(ii) Automatic Conversion Pursuant to Section 5(b) above. Upon the satisfaction of the conditions set forth in Section 5(b) above, the corporation may, by notice to the holders of Series B Preferred Stock elect to require such holders to convert all shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price. Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the corporation's stock transfer ledger. Such notice of conversion shall specify the date fixed for conversion; the then effective

Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the corporation's election in cash or in a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice); and that on and after the Conversion Date, dividends will cease to accumulate on such shares. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a holder of the Series B Preferred Stock receives such notice; and failure so to give such notice or any defect in such notice, shall not affect the validity of the proceedings for the conversion.

(iii) Conversion Date. The date on which conversion occurs (the "Conversion Date") shall be deemed to be the date the Notice of Conversion and the original Certificates representing the Series B Preferred Stock to be converted are surrendered to the Transfer Agent.

(iv) Issuance of Common Stock Within Three (3) Business Days. Upon receipt of the original Certificates representing the Series B Preferred Stock to be converted, the corporation shall use its reasonable best efforts to cause the Transfer Agent to issue the appropriate number of shares of Common Stock no later than three (3) business days thereafter.

(v) No Fractional Shares. If any conversion of the Series B Preferred Stock would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall, on an aggregate basis, be rounded to the nearest number of shares.

(vi) Lost or Stolen Certificates. Within three (3) business days after receipt by the corporation of evidence of the loss, theft, destruction or mutilation of a certificate or certificates representing the Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the corporation and the Transfer Agent, and upon surrender and cancellation of the Series B Preferred Stock, if mutilated, the corporation shall use its reasonable best efforts to cause the execution and delivery of new Series B Preferred Stock of like tenor and date. The corporation shall not be required to deliver new Series B Preferred Stock if the request for replacement is made contemporaneously with the conversion or redemption of such Series B Preferred Stock.

(vii) Record Holders. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(d) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be issuable upon the conversion of all then outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to issue all shares of Common Stock issuable upon the conversion of all then outstanding Series B Preferred Stock,

the corporation will as soon as practicable take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6. ADJUSTMENT TO CONVERSION PRICE AND CONVERSION SHARES.

(a) Prohibited Actions. So long as any shares of Series B Preferred Stock are outstanding, the corporation will not avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock or impair the ability of the holders of Series B Preferred Stock to realize the full intended economic value thereof, but will at all times in good faith assist in the carrying out of all such terms, and of the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Stock against dilution or other impairment.

(b) Adjustment of Number of Shares. Subject to any applicable exceptions set forth in Section 6(g) below, if and whenever after the date hereof the corporation shall in any manner (i) issue or sell any shares of its Common Stock for less than Fair Value (as defined in Section 6 (k) below) as determined at the time of such issuance or sale, or (ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase any options, warrants, convertible securities, securities and other rights to acquire from the corporation shares of Common Stock (the "Common Stock Equivalents"), or issue or sell (whether directly or by assumption in a merger or otherwise) Common Stock Equivalents, and the price per share for which Common Stock is issuable upon exercise, conversion or exchange of such Common Stock Equivalents (determined by dividing (x) the aggregate amount received or receivable by the corporation as consideration for the issue, sale or grant of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents) shall be less than the Fair Value (after taking into account any consideration received or receivable by the corporation with respect to the exercise, exchange or conversion of any Common Stock Equivalents) on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable or (iii) declare a dividend or make any other distribution upon any stock of the corporation payable in Common Stock or Common Stock Equivalents, then the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect prior to the adjustment referred to in this Section 6(b) by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock) immediately prior to such issue, sale, grant, dividend or distribution, plus (y) (A) the consideration, if any, received or receivable by the corporation upon any such issue or sale, plus, in the case of Common Stock Equivalents, the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the exercise, conversion or exchange of such Common Stock Equivalents divided by (B) the Fair Value as determined at the time of such issue or sale, and the denominator of which is the total number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all

outstanding shares of Series B Preferred Stock) immediately after such issue, sale, grant, dividend or distribution.

(c) Record Date. The record date for the holders of the Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents, or (b) to subscribe for or purchase shares of Common Stock or Common Stock Equivalents shall be the date determined by the Board of Directors as the record date for such purposes or, if none is established by the Board of Directors, then the record date shall be the effective date for such action; provided however, that if such dividend or other distribution payable in shares of Common Stock or Common Stock Equivalents is not paid on the applicable payment date, then such shares of Common Stock issuable upon conversion of Series B Preferred Stock, and the applicable Conversion Price, shall be adjusted so as to give effect as if each declaration of a dividend or other distribution had never been made

(d) Certain Dividends. In case the corporation shall pay a dividend or make a distribution generally to the holders of the Common Stock of shares of its capital stock (other than shares of Common Stock), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the corporation, (ii) distributions relating to subdivisions and combinations covered by Section 6(e) below, (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(f) below and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Common Stock Equivalents or other issuances covered by Section 6(b)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below, minus (y) the Fair Value as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, plus (z) in the case of rights, warrants or options, the minimum aggregate amount of consideration payable to the corporation upon the exercise of such rights, options or warrants, and the denominator of which shall be the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock) multiplied by the Fair Value per share of Common Stock on the record date mentioned below. Such adjustments shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

In the event of a distribution by the corporation of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Conversion Price, the holders of Series B Preferred Stock, upon the conversion thereof at any time after such distribution, shall be entitled to receive from the corporation, such subsidiary or both, as the corporation shall determine, the stock or other securities to which such holders would have been entitled if such holders had converted the Series B Preferred Stock immediately prior thereto, all subject to further adjustment as provided in this Section 6; provided, however,

that no adjustment in respect of dividends or interest on such stock or other securities shall be made upon the conversion of the Series B Preferred Stock.

(e) Subdivision or Combination of Shares. In case the corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced. In case the outstanding shares of the Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(f) Reorganization, Merger, etc. In case of any capital reorganization, reclassification or similar transaction involving the capital stock of the corporation (other than as provided in Section 6(e) above), any consolidation, merger or business combination of the corporation with another corporation, or the sale or conveyance of all or substantially all of its assets (a "Reorganization Event"), shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets (including cash) with respect to or in exchange for shares of the Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the holders of Series B Preferred Stock shall thereafter have the right to receive upon conversion of the Series B Preferred Stock and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of the Series B Preferred Stock, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of the Series B Preferred Stock had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the conversion of the Series B Preferred Stock. The corporation shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each holder of Series B Preferred Stock, the obligation to deliver to such holder of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder of Series B Preferred Stock may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the corporation and of all liabilities and obligations of the corporation hereunder.

(g) Exceptions to Adjustment. Anything herein to the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion Price or Conversion Quantity (i) upon the issuance of additional shares of Series B Preferred Stock pursuant to Section 3(b) of this Article VIII or the issuance of Series A pursuant to Article

VII, Section 3(b) (ii) upon the issuance of Common Stock issuable upon conversion of Series A or B Preferred Stock, (iii) upon the exercise or conversion of any warrants, options, subscriptions, convertible notes, convertible debentures, convertible preferred stock or other convertible securities issued and outstanding on the date that the Series B Preferred Stock is originally issued in accordance with the terms of such securities as of such date; (iv) upon the grant or exercise of any stock or options which may hereinafter be granted or exercised under any employee benefit plan of the corporation existing as of the date that the Series B Preferred Stock is originally issued or to be implemented in the future, or upon grant or exercise of any stock or options to or by any officer, director, employee, agent, consultant or other entity providing services to the corporation, whether or not under a plan, if such grant or plan was approved by the Board of Directors of the corporation; (v) upon the issuance of securities in connection with any merger, acquisition or consolidation, or purchase of assets or business from another person, so long as the corporation is the surviving corporation; (vi) upon the issuance of securities issued as the result of anti-dilution rights granted to a third party; or (vii) upon the issuance of securities in a private placement made after the date hereof at a discount below the Fair Value thereof which does not exceed 20%.

(h) Treasury Shares. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the corporation or any of its subsidiaries, and the disposition (but not the cancellation) of any such shares shall be considered an issue or sale of the Common Stock for the purposes of Section 6.

(i) Adjustment Notices to Holders of Series B Preferred Stock. Upon any increase or decrease in the number of shares of Common Stock issuable upon the conversion of Series B Preferred Stock, or upon any adjustment in the Conversion Price, then, and in each such case, the corporation shall promptly deliver written notice thereof to each holder of Series B Preferred Stock, which notice shall state the increased or decreased number of shares of Common Stock issuable upon conversion of Series B Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Such notice shall also contain a certificate of the corporation's independent public accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof.

(j) Minimum Adjustment. No adjustment shall be made under this Section 6 unless such adjustment would change the Conversion Price at the time by $.125 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Conversion Price at the time by $.125 or more.

(k) Fair Value Defined. "Fair Value" of the Common Stock as of a particular date shall mean the average of the daily closing prices for the preceding twenty trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If such quotations are unavailable, or with respect to other appropriate security,

property, assets, business or entity, "Fair Value" shall mean the fair value of such item as determined by mutual agreement reached by the corporation and the holders of a majority of the shares of Series B Preferred Stock (the "Majority of the Holders") or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" hereunder, the corporation shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within sixty (60) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose hereunder shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the corporation shall give the holders of Series B Preferred Stock notice of such event, and the corporation and the holders of Series B Preferred Stock shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the corporation and the Majority of the Holders are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the corporation's regular firm of outside certified accountants shall make such determination and render such opinion. The determination so made shall be conclusive and binding on the corporation and the holders of Series B Preferred Stock. The fees and expenses of the investment banking firm retained for such purpose shall be shared equally by the corporation and the holders of Series B Preferred Stock.

(l) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 6, a holder of Series B Preferred Stock shall, upon conversion of such stock, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6.

7. REDEMPTION BY CORPORATION.

(a) The Corporation's Right to Redeem. At any time beginning April 14, 2004, the corporation shall have the right, in its sole discretion, to redeem all or any part of the outstanding Series B Preferred Stock.

(i) Redemption Price. The "Redemption Price" shall be equal to the Liquidation Amount.

(ii) Mechanics of Redemption. The corporation shall effect any such redemption by giving at least 30 days prior written notice ("Notice of Redemption") to (A) the holders of Series B Preferred Stock selected for redemption, at the address and facsimile number of such holder appearing in the corporation's register for the Series B Preferred Stock and (B) the Transfer Agent, which Notice of Redemption shall be deemed to have been delivered three (3) business days after the corporation's mailing (by overnight courier, with a copy by facsimile) of such Notice of Redemption. Such Notice of Redemption shall indicate the date

which such redemption is to become effective (the "Redemption Date") and the Redemption Price.

(iii) The Corporation Must Have Immediately Available Funds or Credit Facilities. The corporation shall not be entitled to send any Notice of Redemption and begin the redemption procedure under this Section 7(a) unless it believes in good faith that as of the Date of Redemption it will have:

(1) the full amount of the aggregate Redemption Price in cash, available in a demand or other immediately available account in a bank or similar institution; or

(2) immediately available credit facilities, in the full amount of the aggregate Redemption Price with a bank or similar financial institution, or

(3) a combination of the items set forth in (1) and (2) above, aggregating the full amount of the aggregate Redemption Price.

(b) Payment of Redemption Price. Each holder of Series B Preferred Stock submitting stock being redeemed under this Section 6 shall send their certificates representing the stock so redeemed to the corporation or its Transfer Agent, and the corporation shall pay the redemption price to that holder within ten (10) business days of the date of such receipt of the certificates. The corporation shall not be obligated to deliver the Redemption Price unless the certificates representing the Series B Preferred Stock so redeemed are delivered to the corporation or its Transfer Agent, or in the event one or more certificates have been lost, stolen, mutilated or destroyed, the holder has complied with Section 5(c)(vi).

8. STATUS OF CONVERTED OR REDEEMED STOCK AND STOCK UPON A REORGANIZATION EVENT. On the first to occur with respect to any Series B Preferred Stock of a Conversion Date or a Redemption Date, such Series B Preferred Stock shall no longer be deemed to be outstanding and all rights with respect thereto, except only the right of the holders of Series B Preferred Stock to receive shares of Common Stock upon such conversion, payment of the applicable Redemption Price upon such redemption or the receipt of the consideration payable to holders of Common Stock in the Reorganization Event as if such shares of Series B Preferred Stock were converted immediately prior to the record date or other date of determination of the holders of Common Stock entitled to receive consideration in such Reorganization Event, shall terminate, and such shares of Series B Preferred Stock shall be canceled. The Series B Preferred Stock so canceled shall return to the status of authorized but unissued Preferred Stock of no designated series.

9. PROTECTIVE PROVISIONS.

(a) So long as shares of Series B Preferred Stock are outstanding, the corporation may waive or amend any term of this Article VIII of the Amended and Restated Certificate of Incorporation only with the approval (by vote or written consent) of the holders of a majority of the Series B Preferred Stock then outstanding, and in such event (i) the holders of the corporation's Common Stock shall not be entitled to vote on such waiver or amendment if the corporation's Board of Directors has determined that the waiver or amendment is not adverse to such holders and (ii) the holders of the corporation's Series A Preferred Stock (or the holders

of any other class of Preferred Stock) shall not be entitled to vote on any such waiver or amendment unless the holders of the Common Stock are entitled to vote thereon, in which case the holders of the Series A Preferred Stock shall vote on an "as converted" basis.

(b) So long as shares of Series B Preferred Stock are outstanding, the corporation shall not, without the consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

(i) issue any class or series of preferred or other capital stock senior to the Series B Preferred Stock as to payment of dividends or senior to or on a parity with the Series B Preferred Stock as to payments on liquidation, dissolution or winding up of the corporation;

(ii) amend its Articles of Incorporation or bylaws in any manner which would impair or reduce the rights of the Series B Preferred Stock;

(iii) permit a liquidation, dissolution or winding up of the corporation to occur; or

(iv) permit a consolidation, merger or business combination of the corporation with another corporation or the sale or conveyance of all or substantially all of the corporation's assets if the corporation is not the surviving entity and the holders of Common Stock and the Series A and Series B Preferred Stock prior to the transaction do not hold more than a majority of the outstanding shares of the surviving entity immediately after the transaction.

10. VOTING RIGHTS. For so long as the holders of Series A Preferred Stock are entitled to elect two directors to the corporation's Board of Directors, the holders of the Series B Preferred Stock shall not be entitled, as a class, to elect any directors to the corporation's Board of Directors. If at any time, (i) the holders of the Series A Preferred Stock are no longer entitled to elect any directors to the corporation's Board of Directors, and (ii) the aggregate number of outstanding shares of Series A Preferred Stock plus the number of outstanding shares of Series B Preferred Stock is greater than or equal to 47,622 shares, the holders of Series B Preferred Stock shall as a class be entitled to elect two directors to the corporation's Board of Directors. Notwithstanding the foregoing provisions of this Section 10, the holders of Series B Preferred Stock shall otherwise be entitled to vote on all matters (including the election of remaining directors) together with the holders of Common Stock and Series A Preferred Stock, voting together as one class. Except as otherwise provided in this Certificate of Incorporation, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible under Section 5. Holders of the Series B Preferred Stock shall be entitled to notice of all shareholders meetings or written consents with respect to which they would be entitled to vote.

11. PREFERENCE RIGHTS. Nothing contained herein shall be construed to prevent the Board of Directors of the corporation from issuing one or more series of Preferred Stock with dividend and/or liquidation preferences junior to the dividend, liquidation and other preferences of the Series B Preferred Stock.

ARTICLE X

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

B. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE XI

A. Number of Directors. The authorized number of directors of the corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of such Board, within any limits prescribed in this Certificate of Incorporation or in the bylaws of the corporation.

B. Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or another cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, if applicable, hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and in any event until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE XII

A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in

addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

B. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

D. Other Indemnification. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

ARTICLE XIII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation, constituting the acknowledgement of the undersigned, under the penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the corporation and that the facts stated herein are true, as of this 10 th day of July, 2002.

Monique Green, Secretary

LA1 439832v1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 07/24/2002
020472129 - 3522528

CERTIFICATE OF MERGER OF
SUNLAND ENTERTAINMENT CO., INC. WITH AND INTO
SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.
(a California corporation) (a Delaware corporation)

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The name and state of incorporation of each of the constituent corporations in the merger (the "Constituent Corporations") are as follows:

Name	State of Incorporation
Sunland Entertainment Co., Inc.	California
Sunland Entertainment Co. (Delaware), Inc.	Delaware

SECOND: An Agreement and Plan of Merger dated as of July 10, 2002 (the "Merger Agreement") among Sunland Entertainment Co., Inc., a California corporation ("California Company"), and Sunland Entertainment Co. (Delaware), Inc., a Delaware corporation and a wholly owned subsidiary of California Company ("Delaware Company"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: Delaware Company shall be the surviving corporation of the merger (the "Surviving Corporation").

FOURTH: The Amended and Restated Certificate of Incorporation of Delaware Company shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at 11835 W. Olympic Boulevard, Suite 550, Los Angeles, California 90064, a copy of which will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Constituent Corporation.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 10 day of July, 2002.

SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.,
(a Delaware corporation)

By: ______________________
Roger A. Burlage
Its: Chief Executive Officer

ATTEST:

By: ______________________
Monique Green
Its: Secretary

LA1 439857v1

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:14 AM 09/17/2003
FILED 09:14 AM 09/17/2003
SRV 030597862 - 3522528 FILE

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUNLAND ENTERTAINMENT CO. (DELAWARE), INC.

Sunland Entertainment Co. (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The corporation was originally incorporated as Sunland Entertainment Co. (Delaware), Inc. pursuant to a Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on May 7, 2002.

B. The corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 16, 2002 (the "Amended Certificate").

C. This Second Amended and Restated Certificate of Incorporation (i) has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the Board of Directors and stockholders of the corporation and (ii) restates, integrates and further amends the provisions of the Amended Certificate.

D. The text of the Amended Certificate as heretofore amended or supplemented is hereby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

ARTICLE I

The name of the corporation is Trestle Holdings, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc., Suite 1B.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.

ARTICLE IV

Common Stock. The corporation shall have authority to issue Forty Million (40,000,000) shares of common stock with par value of one tenth of one cent ($.001) (the "Common Stock").

1. VOTING RIGHTS. Except as otherwise required by law or this Second Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

2. DIVIDENDS. Subject to any preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE V

Series Preferred Stock. The Board of Directors of the corporation is expressly authorized to provide for the issuance, in one or more series, of Five Million (5,000,000) shares of preferred stock with par value of one tenth of one cent ($.001) (the "Preferred Stock"). The Preferred Stock shall be issued as such series as the Board of Directors may designate in the resolution or resolutions providing for such issue. For each such series, the Board of Directors is expressly authorized to provide for the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

B. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VII

A. *Number of Directors.* The authorized number of directors of the corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of such Board, within any limits prescribed in this Certificate of Incorporation or in the bylaws of the corporation.

B. *Vacancies.* Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or another cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, if applicable, hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and in any event until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Second Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VIII

A. *Limitation on Liability.* A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. *Insurance.* The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C. *Repeal and Modification.* Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

D. *Other Indemnification.* To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation.

E. Upon the filing of this Second Amended and Restated Certificate of Incorporation, (i) each share of the corporation's Series A Preferred Stock issued and outstanding, plus any accrued but

unpaid dividends thereon (the "Series A Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143.693 shares of Common Stock of the corporation; and (ii) each share of the corporation's Series B Preferred Stock issued and outstanding, plus any accrued but unpaid dividends thereon (together with the Series A Preferred Stock, the "Existing Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143.693 shares of Common Stock of the corporation. No fractional shares shall be issued upon conversion of shares of Existing Preferred Stock. In lieu of any fraction of a share that a holder of Existing Preferred Stock would otherwise be entitled to receive, the corporation shall deliver to such holder a cash payment equal to the fair market value of such fractional share as determined by the closing bid price of the Common Stock of the corporation as quoted on the Over-The Counter Bulletin Board on the date immediately prior to the filing date of this Second Amended and Restated Certificate. On and after the filing of this Second Amended and Restated Certificate of Incorporation, notwithstanding that any certificate for shares of Existing Preferred Stock shall not have been surrendered for conversion, the shares of Existing Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (a) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, and (b) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled. In the event that any holder of Existing Preferred Stock presents such holder's certificate therefor for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Existing Preferred Stock surrendered were convertible on such filing date will be promptly issued and delivered to such holder.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation, constituting the acknowledgement of the undersigned, under the penalties of perjury, that this Second Amended and Restated Certificate of Incorporation is the act and deed of the corporation and that the facts stated herein are true, as of this 29th day of August, 2003.

/s/ Gary Freeman

Gary Freeman, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:36 AM 11/02/2006
FILED 11:36 AM 11/02/2006
SRV 061007171 - 3522528 FILE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TRESTLE HOLDINGS, INC.

Trestle Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The corporation was originally incorporated as Sunland Entertainment Co. (Delaware), Inc. pursuant to a Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on May 7, 2002.

B. The corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on July 16, 2002 (the "Amended Certificate").

C. The company filed a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 17, 2003.

D. This Third Amended and Restated Certificate of Incorporation (i) has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law by the Board of Directors and stockholders of the corporation and (ii) restates, integrates and further amends the provisions of the Amended Certificate.

E. The text of the Amended Certificate as heretofore amended or supplemented is hereby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

ARTICLE I

The name of the corporation is Trestle Holdings, Inc.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.

ARTICLE IV

COMMON STOCK. The corporation shall have authority to issue One Hundred and Fifty Million (150,000,000) shares of common stock with par value of one tenth of one cent ($.001) (the "Common Stock").

1. VOTING RIGHTS. Except as otherwise required by law or this Third Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

2. DIVIDENDS. Subject to any preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

ARTICLE V

SERIES PREFERRED STOCK. The Board of Directors of the corporation is expressly authorized to provide for the issuance, in one or more series, of Five Million (5,000,000) shares of preferred stock with par value of one tenth of one cent ($.001) (the "Preferred Stock"). The Preferred Stock shall be issued as such series as the Board of Directors may designate in the resolution or resolutions providing for such issue. For each such series, the Board of Directors is expressly authorized to provide for the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

B. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

ARTICLE VII

A. NUMBER OF DIRECTORS. The authorized number of directors of the corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of such Board, within any limits prescribed in this Certificate of Incorporation or in the bylaws of the corporation.

B. VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or another cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, if applicable, hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and in any event until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Third Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VIII

A. LIMITATION ON LIABILITY. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C. REPEAL AND MODIFICATION. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

D. OTHER INDEMNIFICATION. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation.

Upon the filing of this Third Amended and Restated Certificate of Incorporation, (i) each share of the corporation's Series A Preferred Stock issued and outstanding, plus any accrued but unpaid dividends thereon (the "Series A Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143.693 shares of Common Stock of the corporation; and (ii) each share of the corporation's Series B Preferred Stock issued and outstanding, plus any accrued but unpaid dividends thereon (together with the Series A Preferred Stock, the "Existing Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143,693 shares of Common Stock of the corporation. No fractional shares shall be issued upon conversion of shares of Existing Preferred Stock. In lieu of any fraction of a share that a holder of Existing Preferred Stock would otherwise be entitled to receive, the corporation shall deliver to such holder a cash payment equal to the fair market value of such fractional share as determined by the closing bid price of the Common Stock of the corporation as quoted on the Over-The-Counter Bulletin Board on the date immediately prior to the filing date of this Third Amended and Restated Certificate. On and after the filing of this Third Amended and Restated Certificate of Incorporation, notwithstanding that any certificate for shares of Existing Preferred Stock shall not have been surrendered for conversion, the shares of Existing Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (a) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, and (b) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled. In the event that any holder of Existing Preferred Stock presents such holder's certificate therefore for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Existing Preferred Stock surrendered were convertible on such filing date will be promptly issued and delivered to such holder.

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation, constituting the acknowledgement of the undersigned, under the penalties of perjury, that this Third Amended and Restated Certificate of Incorporation is the act and deed of the corporation and that the facts stated herein are true, as of this 2nd day of November, 2006.

Eric Stoppenhagen, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:45 AM 08/17/2007
FILED 10:45 AM 08/17/2007
SRV 070932478 - 3522528 FILE

CERTIFICATE OFAMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TRESTLE HOLDINGS, INC.

Trestle Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

I. Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated June 25, 2007, resolutions were duly adopted setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable to the Corporation and its stockholders. The resolution setting forth the proposed amendment is as follows:

> RESOLVED FURTHER, that the first sentence of Article IV of the Corporation's Third Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:
>
> > "COMMON STOCK. The corporation shall have authority to issue One Billion, Five Hundred Million (1,500,000,000) shares of common stock with par value of one tenth of one cent ($.001) (the "Common Stock")."

II. That thereafter, a majority of the outstanding stock entitled to vote thereon, acting by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved the amendment.

III. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Eric Stoppenhagen, its Interim President & Secretary, this 9th day of August, 2007.

By: ____________________________
Name: Eric Stoppenhagen
Title: Interim President & Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:02 PM 08/25/2009
FILED 05:02 PM 08/25/2009
SRV 090807038 - 3522528 FILE

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRESTLE HOLDINGS, INC.

Trestle Holdings, Inc. corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The corporation was originally incorporated as Sunland Entertainment Co. (Delaware), Inc. pursuant to a Certificate of Incorporation of the corporation filed with the Secretary of State of Delaware on May 7, 2002.

B. The corporation filed *First Amended and Restated Certificate of Incorporation* with the Secretary of State of the State of Delaware on July 16, 2002 (the "First Amended Certificate").

C. The corporation filed Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 17, 2003 ("the Second Amended Certificate").

D. This Amended and Restated Certificate of Incorporation (i) has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the Board of Directors and stockholders of the corporation and (ii) restates, integrates and further amends the provisions of the Amended Certificate.

E. The text of the Amended Certificate as heretofore amended or supplemented is hereby amended and restated in its entirety, effective as of the effective date of this filing, to read as follows:

ARTICLE I

The name of the corporation is Moqizone Holding Corporation.

ARTICLE II

The address of the registered office of the corporation in the State of Delaware is 160 Greentree Drive Suite 101, the county of Kent, Delaware, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the name exists or hereafter may be amended.

ARTICLE IV

Common Stock. The corporation shall have authority to issue Forty Million (40,000,000) shares of common stock with par value of *one tenth of one cent ($.001) (the "Common Stock")*.

1. VOTING RIGHTS. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock

held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

2. DIVIDENDS. Subject to any preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefore, dividends payable either in cash, in property or in shares of capital stock.

3. REVERSE SPLIT: At the time at which this Amended and Restated Certificate of Incorporation (the "Amended Certificate") becomes effective (the "Effective Date"), each 254.5 shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Date shall automatically be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $0.001 (a "New Share"). Each holder of record of shares of Common Stock so reclassified and converted shall on the Effective Date automatically become the record owner of the number of New Shares as shall result from such reclassification and conversion. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and converted at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he, she, or it is the record owner after giving effect to the provisions of this Article Fourth. No fractional shares of post-Reverse Split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-Reverse Split common stock who would otherwise be entitled to receive a fractional share of post-Reverse Split common stock will in lieu thereof receive one full share upon surrender of certificate formerly representing pre-Reverse Split common stock held by such holder.

ARTICLE V

Series Preferred Stock. The Board of Directors of the corporation is expressly authorized to provide for the issuance, in one or more series, of Fifteen Million (15,000,000) shares of preferred stock with par value of one tenth of one cent ($.001) (the "Preferred Stock").

The preferred stock authorized capital is made up of three classes:

(i) 14,974,257 shares Preferred Stock with USD$0.001 par value per share ("Blank Check Preferred Stock")*;

(ii) 15,000 shares Preferred Stock with USD$0.001 par value per share shall be designated as Series A Preferred Stock*

(iii) 10,743 shares Preferred Stock with USD$0.001 par value per share shall be designated as Series B Preferred Stock*.

*The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or

resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

B. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.

ARITLCE VII

A. *Numbers of Directors*. The authorized number of directors of the corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of such Board, within any limits prescribed in this Certificate of Incorporation or in the bylaws of the corporation.

B. *Vacancies*. Newly created directorships resulting from any increase in the authorized number of directors of any vacancies on the Board of Directors resulting from death, designation, disqualification, removal or another cause may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall, if applicable, hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and in any event until such director's successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. Subject to the provisions of this Amended and Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VIII

A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnifications shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part hereof) was authorized by the Board of Directors. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officers is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

B. *Insurance*. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would

have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

C. *Repeal and Modification.* Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

D. *Other Indemnification.* To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such directors, officers, employees and agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the corporation, its stockholders and others.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the corporation.

Upon filing of this Amended and Restated Certificate of Incorporation, (i) each share of the corporation's Series A Preferred Stock issued and outstanding, plus any accrued but unpaid dividends thereon (the "Series A Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143.693 shares of Common Stock of the corporation; and (ii) each share of the corporation's Series B Preferred Stock issued and outstanding, plus any accrued but unpaid dividends thereon (together with the Series A Preferred Stock, the "Existing Preferred Stock"), shall, without any additional action by the corporation, automatically and mandatorily be converted into 143.693 shares of Common Stock of the corporation. No fractional shares shall be issued upon conversion of shares of Existing Preferred Stock. In lieu of any fraction of a share that a holder of Existing Preferred Stock would otherwise be entitled to receive, the corporation shall deliver to such holder a cash payment equal to the fair market value of such fractional share as determined by the closing bid price of the Common Stock of the corporation as quoted on the Over-The Counter Bulletin Board date immediately prior to the filing date of this Amended and Restated Certificate of Incorporation, notwithstanding that any certificate for shares of Existing Preferred Stock shall not have been surrendered for conversion, the shares of Existing Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (a) to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof, and (b) to receive the amount of cash payable in respect of any fractional share of Common Stock to which such holder shall be entitled. In the event that any holder of existing Preferred Stock presents such holder's certificate therefor for surrender to the corporation or its transfer agent upon such conversion, a certificate for the number of shares of Common Stock into which the shares of Existing Preferred Stock Surrendered were convertible on such filing date will be promptly issued and delivered to such holder.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation, constituting the acknowledgement of the undersigned, under the penalties of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the corporation and that the facts stated herein are true, as of this 3rd day of August, 2009.



Cheung Chor Kiu Lawrence (Lawrence Cheung),
CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:11 AM 10/06/2009
FILED 11:11 AM 10/06/2009
SRV 090912657 - 3522528 FILE

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

of

MOQIZONE HOLDING CORPORATION

(formerly, **Trestle Holdings, Inc.**)

(Pursuant to Section 151 of the
Delaware General Corporation Law)

MOQIZONE HOLDING CORPORATION (formerly, **Trestle Holdings, Inc.**) a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Delaware on May 7, 2002 and amended and restated in its entirety on August 25, 2009, hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 15,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of Fifteen Thousand (15,000) shares of Preferred Stock, is the Series A convertible voting Preferred Stock (the "Series A Preferred Stock") and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A. "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B. "Bloomberg" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

C. "Common Stock," means the common stock of the Corporation, $0.001 par value per share, or any shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section VII of this Certificate.

D. "Conversion Date" means, for any Conversion other than a Mandatory Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; *provided, however,* that if the Notice *of* Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation

E. "Conversion Price" means $1.80, or such other dollar amount into which such Conversion Price may be adjusted pursuant to Article VIII of this Certificate.

F. "Conversion Shares" means such number of shares of Common Stock into which any shares of Series A Preferred Stock shall be converted.

G. "Holder" shall mean one or more holder(s) of shares of Series A Preferred Stock.

H. "Issuance Date" means three (3) Business Days following the filing of this Series A Certificate of Designation with the Secretary of State of the State of Delaware, as contemplated by the Securities Purchase Agreement, pursuant to which the Corporation issued and such Investors purchased, inter alia, 8% convertible exchangeable notes due March 31, 2011 (the "**Notes**"), the aggregate outstanding principal amount of which Notes as at the Issuance Date are to be cancelled and to be exchanged for that number of shares of Series A Preferred Stock determined by dividing the then aggregate outstanding principal amount of such Notes by the Stated Value upon the terms and conditions stated therein.

I. "Majority Holders" means the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

J. "Market Price" means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

K. "Original Issue Price" mean the sum of $10.00, representing the aggregate purchase price for each share of Series A Preferred Stock at the Stated Value.

L. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 1, 2009, by and among the Corporation and the initial Holders of Series A Preferred Stock.

M. "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 1, 2009, by and among the Corporation and the other Parties thereto, including the Investors named therein. Unless otherwise defined in this Series A Preferred Stock Certificate of Designations, all capitalized terms, when used herein shall have the same meaning as they are defined in the Securities Purchase Agreement.

N. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

III. CONVERSION

A. Voluntary Conversion

(i) Conversion. Holders of shares of Series A Preferred Stock may at their option convert all or any portion of their shares of Series A Preferred Stock into Common Stock of the Corporation at any time or from time to time, following the Issuance Date (a "Conversion").

(ii) In the event of a Conversion, each of the shares of Series A Preferred Stock shall be convertible into that number of Conversion Shares as shall be determined by:

(x) multiplying the number of shares of Series A Preferred Stock being converted, by the $1,000.00 Stated Value per share of Series A Preferred Stock; and

(y) dividing the product of (x) above, by the Conversion Price per share, in effect as of the date an Investor faxes (or otherwise delivers) a Notice of Conversion to the Corporation.

The foregoing formula shall be subject to adjustment as provided in clause (v) of Paragraph B below.

B. Mechanics of Voluntary Conversion. In order to effect an Conversion, a Holder of shares of Series A Preferred Stock shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "Series A Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series A Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series A Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article X. B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Series A Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the

case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI B) (the "Delivery Period"), issue and deliver (i e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. Notwithstanding the foregoing, the Holder of Series A Preferred Stock shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon conversion of those shares of Series A Preferred Stock set forth in the Conversion Notice as at the date of such Conversion Notice. In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock in accordance with subparagraph (i) above as are not disputed. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to an independent outside accountant via facsimile within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(v) Payment of Accrued Amounts. Upon conversion of any shares of Series A Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation (including, without limitation, all Dividends) or the Registration Rights Agreement through and including the Conversion Date shall be paid by the Corporation in cash or at the Corporation's option in stock, or, in the case of any Dividend, in the manner described in Article III. In the event that the Corporation elects to effect a payment-in-kind, the number of fully paid and non-assessable shares of Common Stock due shall be determined in accordance with the following formula:

(A) multiplying the number of shares of Series A Preferred Stock being converted, by the sum of (x) the $1,000.00 Stated Value per share of Series A Preferred Stock, and (y) the product of multiplying the per share dollar value of all accrued dividends that was paid in additional shares of Preferred Stock; and the number of shares of Series A Preferred Stock being converted; and

(B) dividing the product of (A) above, by the Conversion Price per share, in effect as of the date a Notice of Conversion shall be given to the Corporation.

C. Mandatory Conversion. Subject to Section D of this Article III, the number of outstanding shares of Series A Preferred Stock referred to below in Section C of this Article III: (i) on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and non-assessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the number of shares of Series A Preferred Stock being converted on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

(i) As used herein, "Mandatory Conversion Date" shall mean, with respect to all outstanding shares of Series A Preferred Stock at such time, that date that is three (3) years following the Issuance Date; provided, that, (i) the registration statement providing for the resale of shares of the Common Stock issuable upon conversion of the Series A Preferred Stock is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of Common Stock into which the Series A Preferred Stock can be converted may be offered for sale to the public pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, (ii) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading), and (iii) the Company is in material compliance with the terms and conditions of this Certificate of Designation and the other Transaction Documents (as defined in the Securities Purchase Agreement). Notwithstanding the foregoing, the Mandatory Conversion Date shall be extended for as long as (a) a Triggering Event (as defined below) shall have occurred and be continuing, or (b) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

(A) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(a) so long as any shares of Series A Preferred Stock are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) and such lapse continues for a period of twenty (20) consecutive trading days, or (ii) is unavailable to the holder of the Series A Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days, and the shares of Common Stock into which such holder's Series A Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series A Preferred Stock.

(b) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of, the OTC Bulletin Board, the Nasdaq

Global Market, the Nasdaq Capital Market, or any of the NYSE Euronext's exchanges for a period of five (5) consecutive trading days;

(c) the Company's notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Series A Preferred Stock into shares of Common Stock; or

(d) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

(e) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(f) the Company consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(g) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten (10) business days.

(ii) On the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock unless certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of a Mandatory Conversion of the Series A Preferred Stock pursuant to this Section III, the holders of the Series A Preferred Stock shall surrender the certificates representing the Series A Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section III.B) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

D. Limitations on Conversion.

(i) Notwithstanding anything to the contrary set forth in this Certificate, at no time may a Holder of Series A Preferred Stock convert their shares of Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary

investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of Series A Preferred Stock providing the Corporation with sixty-one (61) days notice (pursuant to this certificate) (the "Waiver Notice") that such Holder would like to waive this Section C(b) with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section C(b) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice.

E. Concerning the Conversion Shares.

(i) Legend. The Conversion Shares issuable upon conversion of the Preferred Stock may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144") or (D) such shares are sold or transferred outside the United States in accordance with Regulation S under the Securities Act, or (E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Corporation who agrees to sell or otherwise transfer the shares only in accordance with this Section. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Act") as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii) Removal of Legend. The legend set forth above shall be removed and the Corporation shall issue to the Holder a new certificate therefor free of any transfer legend only if (A) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope acceptable to the Corporation, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Act and the shares are so sold or transferred, or (B) the Conversion Shares are registered for sale by the Holder under an effective registration statement filed under the Act. Nothing

in the Preferred Stock shall affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

IV. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or prior to the Issuance Date, the Corporation shall reserve not less than 12,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series A Preferred Stock (including any Dividend payable thereon) outstanding at the current Conversion Price thereof.

B. Increases to Reserved Amount. During the period that the Corporation remains privately held and not listed on any recognized stock exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or dividends on the Series A Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

V. RANK

All shares of the Series A Preferred Stock shall rank (i) ***senior*** to the Corporation's Series B Preferred Stock, the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series A Preferred Stock (collectively, with the Common Stock, the "Junior Securities"); (ii) ***senior*** to or ***pari passu*** with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock (the "Pari Passu Securities"); and (iii) ***junior*** to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock (collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI. LIQUIDATION PREFERENCE

A. In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the "Liquidation Preference") equal to (i) aggregate number of shares of Series A Preferred Stock then outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid Dividends. If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series A Preferred Stock shall share ratably (together with holders of any Pari Passu Securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

VII. ADJUSTMENTS

The Conversion Price and the number of Conversion Shares, as the case may be, shall be subject to adjustment from time to time as provided in this Section VII; *provided,* that the anti-dilution adjustments contemplated by Section E below shall expire on a date which shall be the twelve (12) month anniversary of the effective date of the Registration Statement. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded down to the nearest cent.

A. Reorganization, Consolidation, Merger, etc.; Reclassification. In case at any time or from time to time, the Corporation shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Corporation's assets or any similar transaction or related transactions (each such transaction, a "Fundamental Change"), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of the Series A Preferred Stock, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised the Series A Preferred Stock, immediately prior thereto.

If the Corporation at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, the Series A Preferred Stock shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

B. Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Series A Preferred Stock after the effective date of such dissolution pursuant to this Article to a bank or trust company (a "Trustee") as trustee for the Holder of the Series A Preferred Stock.

C. Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article, the Series A Preferred Stock shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of the Series A Preferred Stock after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of the Series A Preferred Stock as provided in Section 4(d). In the event the Series A Preferred Stock does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Corporation's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 4(b).

D. Extraordinary Events Regarding Common Stock. In the event that the Corporation shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the

Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section VIID. The number of Conversion Shares that the Holder of the Series A Preferred Stock shall thereafter, on the exercise hereof as provided in this Section, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such exercise.

E. Subsequent Offerings. If the Corporation shall issue any shares of its Common Stock, or any other note, debenture, warrant, option or other security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (each a "Common Stock Equivalent" and collectively, "Common Stock Equivalents") at a price per share that shall be *less* than the Conversion Price in effect on such date (the "Subsequent Offering Price"), the Conversion Price shall be adjusted downward to a price determined by multiplying the Conversion Price by the following quotient (expressed in decimal form):

(a). the sum of (i) the Conversion Price in effect before the issuance of such new securities multiplied by the number of shares of the Corporation's Common Stock then issued and outstanding and (ii) the consideration, if any, received by or deemed to have been received by the Corporation on the issue of such new Common Stock or Common Stock Equivalent by:

(b). the sum of (i) the number of shares of the Corporation's Common Stock then issued and outstanding immediately prior to the issuance of such new securities and (ii) the number of additional shares of Common Stock issued or issuable in connection with the issuance of such Common Stock Equivalents.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made for shares of Common Stock issued or Common Stock Equivalents issued, in connection with any of the following: (a) Common Stock or Common Stock Equivalents issued or issuable in connection with any securities that are outstanding as at the Issuance Date of the Series A Preferred Stock, (b) Common Stock or Common Stock Equivalents issued or issuable under the Securities Purchase Agreement (including the Series B Preferred Stock or Warrants); (c) Common Stock or Common Stock Equivalents issued or issuance as "Performance Warrants" (described in the Memorandum) and/or pursuant to an employee benefit plan, approved by the Corporation's board of directors, for directors, officers, employees, advisors or consultants of the Corporation, (d) payment of interest on any outstanding Notes or dividends on outstanding shares of Series A Preferred Stock, (e) Common Stock or Common Stock Equivalents issued or issuable in full or partial consideration in connection with a merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity or (f) any warrants issued to the placement agent and its designees for the transactions contemplated by the Securities Purchase Agreement.

For purposes of this Section, the term "Conversion Price" shall mean initially $1.80, subject to adjustment in the event that any of the anti-dilution provisions of this Article VII shall have resulted in a change in such Conversion Price prior to the occurrence of any event that would represent an additional adjustment in such Conversion Price, as so adjusted.

F. Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series A Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Corporation.

G. Minimum Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

H. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series A Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

VIII. VOTING RIGHTS

A. Holders of the Series A Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Series A Preferred Stock, as provided herein.

B. Holders of the Series A Preferred Stock shall *also* vote, together with the Common Stock, on an "as converted" basis, together, as a single class, in connection with any proposal submitted to the stockholders of the Corporation.

C. Except as set forth in Sections A and B of this Article VIII, the Series A Preferred Stock shall have no other voting rights or other rights to consent to any matter to which stockholders of the Corporation may vote upon or consent to.

D. The provisions of Section C of this Article VIII shall not be applicable if the implementation thereof would cause the Corporation to be in violation of any rule, regulation or policy of the National Association of Securities Dealers, Inc. ("NASD") or the United States Securities and Exchange Commission.

IX. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any of its subsidiaries to, take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining either (i) the approval (by vote or written consent, as provided by the DGCL) of the Majority Holders, or (ii) the approval or consent of those members of the board of directors of the Corporation and its subsidiaries who have been designated by the Majority Holders:

A. alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

B. create or issue any Senior Securities;

C. issue any shares of Series A Preferred Stock other than pursuant to the Securities Purchase Agreement;

D. redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities; provided, that the Corporation shall, without the prior approval of the Majority Holders, be entitled to repurchase Junior Securities from employees of the Corporation in connection with employee compensation plans approved by the Corporation's Board of Directors;

Notwithstanding the foregoing, no change pursuant to this Article IX shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series A Preferred Stock then outstanding.

X. MISCELLANEOUS

A. Cancellation of Series A Preferred Stock If any shares of Series A Preferred Stock are converted pursuant to this Series A Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series A Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C. Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A Preferred Stock shall be required.

D. Information Rights So long as shares of Series A Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series A Preferred Stock (i) audited annual financial statements to the Holders of Series A Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter. To the extent that such information is electronically available on the Corporation's website or the SEC's website (www.sec.gov) through the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series A Preferred Stock.

E. Notices. Any notices required or permitted to be given under the terms hereof shall be (i) sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party or (ii) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours

where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications are (i) if to the Corporation to 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong, with a copy simultaneously sent to TriPoint Global Equities, LLC 17 State Street, 20th floor New York, New York 10005, attn: Mark Elenowitz; and (ii) if to any Holder to the address set forth under such Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 1st day of June, 2009.

MOQIZONE HOLDING CORPORATION
(formerly, **Trestle Holdings, Inc.**)

By: ______________________
Name: LAWRENCE CHEUNG
Title: CEO

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series A Convertible Series A Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ____________ (the "Series A Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Trestle Holdings, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series A Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series A Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________
Applicable Conversion Price: $________
Number of Series A Preferred Stock to be converted: ________
Number of shares of Common Stock
to be received pursuant to conversion: ____________________

Signature:
Name:

Address:

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:11 AM 10/06/2009
FILED 11:12 AM 10/06/2009
SRV 090912661 - 3522528 FILE

CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES B CONVERTIBLE PREFERRED STOCK

of

MOQIZONE HOLDING CORPORATION

(formerly, **Trestle Holdings, Inc**.)

(Pursuant to Section 151 of the
Delaware General Corporation Law)

MOQIZONE HOLDING CORPORATION (formerly, **Trestle Holdings, Inc.)** a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Delaware on May 7, 2002, and amended and restated in its entirety on August 25, 2009, hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 15,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of Ten Thousand Seven Hundred and Forty Three (10,743) shares of Preferred Stock, is the Series B convertible voting Preferred Stock (the "Series B Preferred Stock") and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A. "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B. "Conversion Date" means, for any Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m , New York City time, on the Conversion Date indicated in the Notice of Conversion; *provided, however,* that if the Notice *of* Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation

C. "Conversion Shares" means such number of shares of Common Stock into which any shares of Series B Preferred Stock shall be converted.

D. "Holder" shall mean one or more holder(s) of shares of Series B Preferred Stock.

E. "Issuance Date" means the Initial Closing Date contemplated by the Securities Purchase Agreement.

F. "Majority Holders" means the Holders of a majority of the then outstanding shares of Series B Preferred Stock.

G. "Original Issue Price" mean the sum of $10.00, representing the aggregate purchase price for each share of Series B Preferred Stock at the Stated Value.

H. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of June 1, 2009, by and among the Corporation and the initial Holders of Series B Preferred Stock.

I. "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 1, 2009, by and among the Corporation and the other Parties thereto, including the Investors named therein. Unless otherwise defined in this Series B Preferred Stock Certificate of Designations, all capitalized terms, when used herein shall have the same meaning as they are defined in the Securities Purchase Agreement.

J. "Trestle Exchange Agreement" means the share exchange agreement, dated June 1, 2009 among the holders of 100% of the share capital of MoqiZone Holdings Limited, a Cayman Islands corporation ("MoqiZone Cayman") and the Corporation, pursuant to which the Series B Preferred Stock was issued to the shareholders of MoqiZone Cayman in exchange for 100% of the share capital of MoqiZone Cayman and its subsidiaries.

III. CONVERSION

A. Automatic Conversion

Automatic Conversion. Upon the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split, all (and not less than all) of the issued and outstanding shares of Series B Preferred Stock shall ***automatically***, and without any further action on the part of the Corporation or the Holders of Series B Preferred Stock, be converted into shares of Common Stock of the Corporation (a "Conversion"). Each of the shares of Series B Preferred Stock shall be automatically converted into that number of Conversion Shares as shall be determined by

multiplying such issued and outstanding share of Series B Preferred Stock being converted, by the $1,000 per share of Series B Preferred Stock, so that each share of Series B Preferred Stock converts into 1,000 shares of Common Stock.

Notwithstanding the foregoing, it is intended that upon the automatic conversion of all shares of Series B Preferred Stock the Holders, the issued and outstanding Conversion Shares shall represent ninety-five (95%) of the issued and outstanding shares of Common Stock of the Corporation after giving effect to such automatic conversion, but before giving effect to the issuance of any additional shares of Common Stock of the Corporation that may be issued upon the conversion of shares of Series A Preferred Stock and/or the exercise of the Warrants authorized for issuance pursuant to the Securities Purchase Agreement.

(i) Delivery of Common Stock Upon Conversion. All shares of Series B Preferred Stock shall be held in escrow by Leser Hunter Taubman & Taubman. Upon the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split, the escrow agent shall deliver all of the shares of Series B Preferred Stock to the Corporation for cancellation and , the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article IX B) (the "Delivery Period"), issue and deliver (i e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee all of the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock being converted , less the Performance Shares which shall remain in escrow with such escrow agent in accordance with the Trestle Share Exchange Agreement and the Securities Purchase Agreement. Notwithstanding the foregoing, the Holder of Series B Preferred Stock shall, for all purposes, be deemed to be a record owner of shares of Common Stock on the date of filing the Trestle Certificate of Incorporation with the Secretary of State of the State of Delaware immediately following consummation of the Trestle Reverse Split. In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series B Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

B. Concerning the Conversion Shares.

(i) Legend. The Conversion Shares issuable upon conversion of the Preferred Stock may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144") or (D) such shares are sold or transferred outside the United States in accordance with Regulation S under the Securities Act, or (E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Corporation who agrees to sell or otherwise transfer the shares only in accordance with this Section. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Act") as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii) Removal of Legend. The legend set forth above shall be removed and the Corporation shall issue to the Holder a new certificate therefor free of any transfer legend only if (A) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope acceptable to the Corporation, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Act and the shares are so sold or transferred, or (B) the Conversion Shares are registered for sale by the Holder under an effective registration statement filed under the Act. Nothing in the Preferred Stock shall affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

IV. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or prior to the Issuance Date, the Corporation shall reserve not less than 10,743,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series B Preferred Stock (including any Dividend payable thereon) outstanding at the current Conversion Price thereof.

B. Increases to Reserved Amount. During the period that the Corporation remains privately held and not listed on any recognized stock exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or dividends on the Series B Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

V. RANK

All shares of the Series B Preferred Stock shall rank (i) ***senior*** to the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series B Preferred Stock (collectively, with the Common Stock, the "Junior Securities"); (ii) ***senior*** to or ***pari passu*** with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series B Preferred Stock (the "Pari Passu Securities"); and (iii) ***junior*** to the Corporation's Series A Preferred Stock and any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series B Preferred Stock (collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI. LIQUIDATION PREFERENCE

A. In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the "Liquidation Preference") equal to (i) aggregate number of shares of Series B Preferred Stock then outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid Dividends. If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series B Preferred Stock shall share ratably (together with holders of any Pari Passu Securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series B Preferred Stock are entitled were paid in full.

VII. ADJUSTMENTS

The Conversion Price and the number of Conversion Shares, as the case may be, shall be subject to adjustment from time to time as provided in this Section VII; *provided,* that the anti-dilution adjustments contemplated by Section E below shall expire on a date which shall be the twelve (12) month

anniversary of the effective date of the Registration Statement. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded down to the nearest cent.

A. Reorganization, Consolidation, Merger, etc.; Reclassification. In case at any time or from time to time, the Corporation shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Corporation's assets or any similar transaction or related transactions (each such transaction, a "Fundamental Change"), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of the Series B Preferred Stock, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised the Series B Preferred Stock, immediately prior thereto.

If the Corporation at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, the Series B Preferred Stock shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

B. Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Series B Preferred Stock after the effective date of such dissolution pursuant to this Article to a bank or trust company (a "Trustee") as trustee for the Holder of the Series B Preferred Stock.

C. Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article, the Series B Preferred Stock shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of the Series B Preferred Stock after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of the Series B Preferred Stock as provided in Section 4(d). In the event the Series B Preferred Stock does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Corporation's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 4(b).

D. Extraordinary Events Regarding Common Stock. In the event that the Corporation shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted

in the same manner upon the happening of any successive event or events described in this Section VIID. The number of Conversion Shares that the Holder of the Series B Preferred Stock shall thereafter, on the exercise hereof as provided in this Section, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such exercise.

E. Subsequent Offerings. If the Corporation shall issue any shares of its Common Stock, or any other note, debenture, warrant, option or other security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (each a "Common Stock Equivalent" and collectively, "Common Stock Equivalents") at a price per share that shall be *less* than the Conversion Price in effect on such date (the "Subsequent Offering Price"), the Conversion Price shall be adjusted downward to a price determined by multiplying the Conversion Price by the following quotient (expressed in decimal form):

(a). the sum of (i) the Conversion Price in effect before the issuance of such new securities multiplied by the number of shares of the Corporation's Common Stock then issued and outstanding and (ii) the consideration, if any, received by or deemed to have been received by the Corporation on the issue of such new Common Stock or Common Stock Equivalent by:

(b). the sum of (i) the number of shares of the Corporation's Common Stock then issued and outstanding immediately prior to the issuance of such new securities and (ii) the number of additional shares of Common Stock issued or issuable in connection with the issuance of such Common Stock Equivalents.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made for shares of Common Stock issued or Common Stock Equivalents issued, in connection with any of the following: (a) Common Stock or Common Stock Equivalents issued or issuable in connection with any securities that are outstanding as at the Issuance Date of the Series B Preferred Stock, (b) Common Stock or Common Stock Equivalents issued or issuable under the Securities Purchase Agreement (including the Series A Preferred Stock or Warrants); (c) Common Stock or Common Stock Equivalents issued or issuance as "Performance Warrants" (described in the Memorandum) and/or pursuant to an employee benefit plan, approved by the Corporation's board of directors, for directors, officers, employees, advisors or consultants of the Corporation, (d) payment of interest on any outstanding Notes or dividends on outstanding shares of Series B Preferred Stock, (e) Common Stock or Common Stock Equivalents issued or issuable in full or partial consideration in connection with a merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, of (f) any warrants issued to the placement agent and its designees for the transactions contemplated by the Securities Purchase Agreement.

For purposes of this Section VII, the term "Conversion Price" shall mean initially $1.80, subject to adjustment in the event that any of the anti-dilution provisions of this Article VII shall have resulted in a change in such Conversion Price prior to the occurrence of any event that would represent an additional adjustment in such Conversion Price, as so adjusted.

F. Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series B Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price

upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Corporation.

G. Minimum Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

H. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series B Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

I. Certain Definitions.

"Bloomberg" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

"Market Price" means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

"Common Stock," for purposes of this Section 4VII, includes the Common Stock, without par value per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to the Series B Preferred Stock shall include only shares of Common Stock, $0.001 par value per share, in respect of which the Series B Preferred Stock is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Article VII.A hereof, the stock or other securities or property provided for in such Section.

"Trading Day" shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

VIII. VOTING RIGHTS

A. Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Series B Preferred Stock, as provided herein.

B. Holders of the Series B Preferred Stock shall *also* vote, together with the Common Stock, on an "as converted" basis, together, as a single class, in connection with any proposal submitted to the stockholders of the Corporation.

C. Except as set forth in Sections A and B of this Article VIII, the Series B Preferred Stock shall have no other voting rights or other rights to consent to any matter to which stockholders of the Corporation may vote upon or consent to.

D. The provisions of Section C of this Article VIII shall not be applicable if the implementation thereof would cause the Corporation to be in violation of any rule, regulation or policy of the National Association of Securities Dealers, Inc. ("NASD") or the United States Securities and Exchange Commission.

IX. MISCELLANEOUS

A. Cancellation of Series B Preferred Stock If any shares of Series B Preferred Stock are converted pursuant to this Series B Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series B Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series B Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series B Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series B Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series B Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series B Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series B Preferred Stock.

C. Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series B Preferred Stock shall be required.

D. Information Rights So long as shares of Series B Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series B Preferred Stock (i) audited annual financial statements to the Holders of Series B Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter. To the extent that such information is electronically available on the Corporation's website or the SEC's website (www.sec.gov) through the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series B Preferred Stock.

Notices. Any notices required or permitted to be given under the terms hereof shall be (i) sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party or (ii) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or

number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications are (i) if to the Corporation to 7A-D Hong Kong Industrial Building 444-452 Des Voeux Road West, Hong Kong, with a copy simultaneously sent to TriPoint Global Equities, LLC 17 State Street, 20th floor New York, New York 10005, attn: Mark Elenowitz; and (ii) if to any Holder to the address set forth under such Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 1st day of June , 2009.

MOQIZONE HOLDING CORPORATION
(formerly, **Trestle Holdings, Inc**.)

By: ______________________
Name: LAWRENCE CHEUNG
Title: CEO

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series B Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series B Convertible Series B Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ____________ (the "Series B Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Trestle Holdings, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series B Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series B Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof)

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series B Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series B Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion: ______________
Applicable Conversion Price: $________
Number of Series B Preferred Stock to be converted: ________
Number of shares of Common Stock
to be received pursuant to conversion: ________________

Signature:
Name:

Address:

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:58 PM 03/15/2010
FILED 03:58 PM 03/15/2010
SRV 100281029 - 3522528 FILE

AMENDED & RESTATED CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

of

MOQIZONE HOLDINGS CORPORATION

(formerly, **Trestle Holdings, Inc.**)

(Pursuant to Section 151 of the
Delaware General Corporation Law)

MOQIZONE HOLDINGS CORPORATION (formerly, **Trestle Holdings, Inc.)** a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Delaware on May 7, 2002 and amended and restated in its entirety on August 25, 2009, hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 15,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of up to Fifteen Million (5,000) shares of Preferred Stock at $.001 par value, is the Series A convertible voting Preferred Stock (the "Series A Preferred Stock") and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A. "Business Day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

B. "Bloomberg" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

C. "Common Stock," means the common stock of the Corporation, $0.001 par value per share, or any shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section VIII of this Certificate.

D. "Conversion Date" means, for any Conversion other than a Mandatory Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; *provided, however*, that if the Notice *of* Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation

E. "Conversion Price" means $1.80, or such other dollar amount into which such Conversion Price may be adjusted pursuant to Article IX of this Certificate.

F. "Conversion Shares" means such number of shares of Common Stock into which any shares of Series A Preferred Stock shall be converted.

G. "Dividend" means initially an amount equal to 8% of the Stated Value per share of Series A Preferred Stock. The Dividend shall be paid annually on the thirtieth day following each fiscal year end, for as long as the Series A Preferred Stock remains outstanding.

H. "Holder" shall mean one or more holder(s) of shares of Series A Preferred Stock.

I. "Issuance Date" means three (3) Business Days following the filing of this Series A Certificate of Designation with the Secretary of State of the State of Delaware, as contemplated by the Securities Purchase Agreement, pursuant to which the Corporation issued and such Investors purchased, inter alia, 8% convertible exchangeable notes due March 31, 2011 (the "**Notes**"), the aggregate outstanding principal amount of which Notes as at the Issuance Date are to be cancelled and to be exchanged for that number of shares of Series A Preferred Stock determined by dividing the then aggregate outstanding principal amount of such Notes by the Stated Value upon the terms and conditions stated therein.

J. "Majority Holders" means the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

K. "Market Price" means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

L. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 15, 2009, by and among the Corporation and the initial Holders of Series A Preferred Stock.

M. "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of February 15, 2009, by and among the Corporation and the other Parties thereto, including the Investors named therein. Unless otherwise defined in this Series A Preferred Stock Certificate of Designations, all capitalized terms, when used herein shall have the same meaning as they are defined in the Securities Purchase Agreement.

N. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

III. DIVIDENDS

A. Dividends on the Series A Preferred Stock shall accrue and be cumulative from and after the Issuance Date (the "Dividend Commencement Date"). For each outstanding share of Series A Preferred Stock, Dividends shall be payable annually, at the rate of 8% per annum on the thirtieth (30th) day following the last day of each fiscal year (each, a "Dividend Payment Date"), and continuing until such share is fully converted. The Corporation shall have the right, at its sole and exclusive option, to pay all or any portion of each and every annual dividend that is payable on each Dividend Payment Date (the "Dividend Payment"), either (i) in cash, or (ii) if such shares have been registered for resale under the Securities Act of 1933, as amended, in shares of Common Stock. Upon the payment of any dividend on the Series A Preferred Stock, the number of shares of Common Stock to be issued to the holder in connection with any such dividend shall be an amount equal to the quotient of (i) the Dividend Payment divided by (ii) $1.80. In the case of shares of Series A Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Dividends on the Series A Preferred Stock shall be cumulative, shall accrue and be payable annually. Dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series A Preferred Stock from day to day whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series A Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking pari passu with the Series A Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

IV. CONVERSION

A. Voluntary Conversion

(i) Conversion. Holders of shares of Series A Preferred Stock may at their option convert all or any portion of their shares of Series A Preferred Stock into Common Stock of the Corporation at any time or from time to time, following the Issuance Date (a "Conversion").

(ii) In the event of a Conversion, each of the shares of Series A Preferred Stock shall be convertible into that number of Conversion Shares as shall be determined by:

(x) multiplying the number of shares of Series A Preferred Stock being converted, by the $1,000.00 Stated Value per share of Series A Preferred Stock; and

(y) dividing the product of (x) above, by the Conversion Price per share, in effect as of the date an Investor faxes (or otherwise delivers) a Notice of Conversion to the Corporation.

The foregoing formula shall be subject to adjustment as provided in clause (v) of Paragraph B below.

B. Mechanics of Voluntary Conversion. In order to effect an Conversion, a Holder of shares of Series A Preferred Stock shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "Series A Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series A Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series A Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XI. B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Series A Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XII B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. Notwithstanding the foregoing, the Holder of Series A Preferred Stock shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon conversion of those shares of Series A Preferred Stock set forth in the Conversion Notice as at the date of such Conversion Notice. In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based

upon the Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock in accordance with subparagraph (i) above as are not disputed. If such dispute involves the calculation of the Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to an independent outside accountant via facsimile within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(v) Payment of Accrued Amounts. Upon conversion of any shares of Series A Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation (including, without limitation, all Dividends) or the Registration Rights Agreement through and including the Conversion Date shall be paid by the Corporation in cash or at the Corporation's option in stock, or, in the case of any Dividend, in the manner described in Article IV. In the event that the Corporation elects to effect a payment-in-kind, the number of fully paid and non-assessable shares of Common Stock due shall be determined in accordance with the following formula:

(A) multiplying the number of shares of Series A Preferred Stock being converted, by the sum of (x) the $1,000.00 Stated Value per share of Series A Preferred Stock, and (y) the product of multiplying the per share dollar value of all accrued dividends that was paid in additional shares of Preferred Stock; and the number of shares of Series A Preferred Stock being converted, and

(B) dividing the product of (A) above, by the Conversion Price per share, in effect as of the date a Notice of Conversion shall be given to the Corporation.

C. Mandatory Conversion. Subject to Section D of this Article IV, the number of outstanding shares of Series A Preferred Stock referred to below in Section C of this Article IV: (i) on the Mandatory Conversion Date shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and non-assessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the number of shares of Series A Preferred Stock being converted on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

(i) As used herein, "Mandatory Conversion Date" shall mean, with respect to all outstanding shares of Series A Preferred Stock at such time, that date that is three (3) years following the Issuance Date; provided, that, (i) the registration statement providing for the resale of shares of the Common Stock issuable upon conversion of the Series A Preferred Stock is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of Common Stock into which the Series A Preferred Stock can be converted may be offered for sale to the public pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, (ii) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading), and (iii) the Company is in material compliance with the terms and conditions of this Certificate of Designation and

the other Transaction Documents (as defined in the Securities Purchase Agreement). Notwithstanding the foregoing, the Mandatory Conversion Date shall be extended for as long as (a) a Triggering Event (as defined below) shall have occurred and be continuing, or (b) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

(A) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(a) so long as any shares of Series A Preferred Stock are outstanding, the effectiveness of the Registration Statement, after it becomes effective, (i) lapses for any reason (including, without limitation, the issuance of a stop order) and such lapse continues for a period of twenty (20) consecutive trading days, or (ii) is unavailable to the holder of the Series A Preferred Stock for sale of the shares of Common Stock, and such lapse or unavailability continues for a period of twenty (20) consecutive trading days, and the shares of Common Stock into which such holder's Series A Preferred Stock can be converted cannot be sold in the public securities market pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such holder of Series A Preferred Stock.

(b) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of, the OTC Bulletin Board, the Nasdaq Global Market, the Nasdaq Capital Market, or any of the NYSE Euronext's exchanges for a period of five (5) consecutive trading days;

(c) the Company's notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Series A Preferred Stock into shares of Common Stock; or

(d) the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

(e) the Company deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly traded; or

(f) the Company consummates a "going private" transaction and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; or

(g) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, this Certificate of Designation or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten (10) business days.

(ii) On the Mandatory Conversion Date, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to issue the shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock unless certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of a Mandatory Conversion of the Series A Preferred Stock pursuant to this Section IV, the holders of the Series A Preferred Stock shall surrender the certificates representing the Series A Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall cause its Transfer Agent to deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section IV.B) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

D. Limitations on Conversion.

(i) Notwithstanding anything to the contrary set forth in this Certificate, at no time may a Holder of Series A Preferred Stock convert their shares of Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) and Section 16 of the Exchange Act, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon a Holder of Series A Preferred Stock providing the Corporation with sixty-one (61) days notice (pursuant to this certificate) (the "Waiver Notice") that such Holder would like to waive this Section C(b) with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section C(b) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice.

E. Concerning the Conversion Shares.

(i) Legend. The Conversion Shares issuable upon conversion of the Preferred Stock may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144") or (D) such shares are sold or transferred outside the United States in accordance with Regulation S under the Securities Act, or (E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Corporation who agrees to sell or otherwise transfer the shares only in accordance with this Section. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Act") as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(ii) Removal of Legend. The legend set forth above shall be removed and the Corporation shall issue to the Holder a new certificate therefor free of any transfer legend only if (A) the Corporation or its transfer agent shall have received an opinion of counsel, in form, substance and scope acceptable to the Corporation, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Act and the shares are so sold or transferred, or (B) the Conversion Shares are registered for sale by the Holder under an effective registration statement filed under the Act. Nothing in the Preferred Stock shall affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. On or prior to the Issuance Date, the Corporation shall reserve not less than 12,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series A Preferred Stock (including any Dividend payable thereon) outstanding at the current Conversion Price thereof.

B. Increases to Reserved Amount. During the period that the Corporation remains privately held and not listed on any recognized stock exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or dividends on the Series A Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

VI. RANK

All shares of the Series A Preferred Stock shall rank (i) ***senior*** to the Corporation's Series B Preferred Stock, the Corporation's Common Stock and any other class of securities which is specifically designated as junior to the Series A Preferred Stock (collectively, with the Common Stock, the "Junior Securities"); (ii) ***senior*** to or ***pari passu*** with any other class or series of Preferred Stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock (the "Pari Passu Securities"); and (iii) ***junior*** to any class or series of capital stock of the Corporation hereafter created (with the written consent of the Majority Holders obtained in accordance with Article X hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock (collectively, the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. LIQUIDATION PREFERENCE

A. In the event of a merger, sale (of substantially all assets or stock), any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, either (i) after any distribution or payment on Senior Securities, (ii) simultaneous with any distribution or payment on Pari Passu Securities, and (iii) before any distribution or payment shall be made to the Holders of the Common Stock or any other Junior Securities, each Holder of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount (the "Liquidation Preference") equal to (i) aggregate number of shares of Series A Preferred Stock then outstanding multiplied by its Stated Value per share; and (ii) any accrued but unpaid Dividends. If the assets of the Corporation are not sufficient to generate cash sufficient to pay in full the Liquidation Preference, then the Holders of Series A Preferred Stock shall share ratably (together with holders of any Pari Passu Securities) in any distribution of cash generated by such assets in accordance with the respective amounts that would have been payable in such distribution as if the amounts to which the Holders of outstanding shares of Series A Preferred Stock are entitled were paid in full.

VIII. ADJUSTMENTS

The Conversion Price and the number of Conversion Shares, as the case may be, shall be subject to adjustment from time to time as provided in this Section VIII; *provided*, that the anti-dilution adjustments contemplated by Section E below shall expire on a date which shall be the twelve (12) month anniversary of the effective date of the Registration Statement. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded down to the nearest cent.

A. Reorganization, Consolidation, Merger, etc.; Reclassification. In case at any time or from time to time, the Corporation shall effect any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Corporation's assets or any similar transaction or related transactions (each such transaction, a "Fundamental Change"), then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of the Series A Preferred Stock, on the exercise hereof, at any time after the consummation of such Fundamental Change, shall receive, in lieu of the Conversion Shares issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation of a Fundamental Change if such Holder had so exercised the Series A Preferred Stock, immediately prior thereto.

If the Corporation at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, the Series A Preferred Stock shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

B. Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Series A Preferred Stock after the effective date of such dissolution pursuant to this Article to a bank or trust company (a "Trustee") as trustee for the Holder of the Series A Preferred Stock.

C. Continuation of Terms. Upon any Fundamental Change or transfer (and any dissolution following any transfer) referred to in this Article, the Series A Preferred Stock shall continue in full force and effect and the terms hereof shall be applicable to any other securities and property receivable on the exercise of the Series A Preferred Stock after the consummation of such Fundamental Change or transfer or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of the Series A Preferred Stock as provided in Section 4(d). In the event the Series A Preferred Stock does not continue in full force and effect after the consummation of the transaction described in this Section, then only in such event will the Corporation's securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 4(b).

D. Extraordinary Events Regarding Common Stock. In the event that the Corporation shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the

Conversion Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Conversion Price then in effect. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section VIIID. The number of Conversion Shares that the Holder of the Series A Preferred Stock shall thereafter, on the exercise hereof as provided in this Section, be entitled to receive shall be adjusted to a number determined by multiplying the number of Conversion Shares that would otherwise (but for the provisions of this Section) be issuable on such exercise by a fraction of which (a) the numerator is the Conversion Price that would otherwise (but for the provisions of this Section) be in effect, and (b) the denominator is the Conversion Price in effect on the date of such exercise.

E. Subsequent Offerings. If the Corporation shall issue any shares of its Common Stock, or any other note, debenture, warrant, option or other security that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock (each a "Common Stock Equivalent" and collectively, "Common Stock Equivalents") at a price per share that shall be *less* than the Conversion Price in effect on such date (the "Subsequent Offering Price"), the Conversion Price shall be adjusted downward to a price determined by multiplying the Conversion Price by the following quotient (expressed in decimal form):

(a). the sum of (i) the Conversion Price in effect before the issuance of such new securities multiplied by the number of shares of the Corporation's Common Stock then issued and outstanding and (ii) the consideration, if any, received by or deemed to have been received by the Corporation on the issue of such new Common Stock or Common Stock Equivalent by:

(b). the sum of (i) the number of shares of the Corporation's Common Stock then issued and outstanding immediately prior to the issuance of such new securities and (ii) the number of additional shares of Common Stock issued or issuable in connection with the issuance of such Common Stock Equivalents.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made for shares of Common Stock issued or Common Stock Equivalents issued, in connection with any of the following: (a) Common Stock or Common Stock Equivalents issued or issuable in connection with any securities that are outstanding as at the Issuance Date of the Series A Preferred Stock, (b) Common Stock or Common Stock Equivalents issued or issuable under the Securities Purchase Agreement (including the Series B Preferred Stock or Warrants); (c) Common Stock or Common Stock Equivalents issued or issuance as "Performance Warrants" (described in the Memorandum) and/or pursuant to an employee benefit plan, approved by the Corporation's board of directors, for directors, officers, employees, advisors or consultants of the Corporation, (d) payment of interest on any outstanding Notes or dividends on outstanding shares of Series A Preferred Stock, (e) Common Stock or Common Stock Equivalents issued or issuable in full or partial consideration in connection with a merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity or (f) any warrants issued to the placement agent and its designees for the transactions contemplated by the Securities Purchase Agreement.

For purposes of this Section, the term "Conversion Price" shall mean initially $1.80, subject to adjustment in the event that any of the anti-dilution provisions of this Article VIII shall have resulted in a change in such Conversion Price prior to the occurrence of any event that would represent an additional adjustment in such Conversion Price, as so adjusted.

F. Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series A Preferred Stock, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Corporation.

G. Minimum Adjustment of Conversion Price. No adjustment of the Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

H. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series A Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

IX. VOTING RIGHTS

A. Holders of the Series A Preferred Stock shall vote together as a separate class on all matters which impact the rights, value, or ranking of the Series A Preferred Stock, as provided herein.

B. Holders of the Series A Preferred Stock shall *also* vote, together with the Common Stock, on an "as converted" basis, together, as a single class, in connection with any proposal submitted to the stockholders of the Corporation.

C. Except as set forth in Sections A and B of this Article VIII, the Series A Preferred Stock shall have no other voting rights or other rights to consent to any matter to which stockholders of the Corporation may vote upon or consent to.

D. The provisions of Section C of this Article VIII shall not be applicable if the implementation thereof would cause the Corporation to be in violation of any rule, regulation or policy of the National Association of Securities Dealers, Inc. ("NASD") or the United States Securities and Exchange Commission.

X. PROTECTION PROVISIONS

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, nor shall it permit any of its subsidiaries to, take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining either (i) the approval (by vote or written consent, as provided by the DGCL) of the Majority Holders, or (ii) the approval or consent of those members of the board of directors of the Corporation and its subsidiaries who have been designated by the Majority Holders:

A. alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

B. create or issue any Senior Securities;

C. issue any shares of Series A Preferred Stock other than pursuant to the Securities Purchase Agreement;

D. redeem, repurchase or otherwise acquire, or declare or pay any cash dividend or distribution on, any Junior Securities; provided, that the Corporation shall, without the prior approval of the Majority Holders, be entitled to repurchase Junior Securities from employees of the Corporation in connection with employee compensation plans approved by the Corporation's Board of Directors;

Notwithstanding the foregoing, no change pursuant to this Article X shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series A Preferred Stock then outstanding.

XI. MISCELLANEOUS

A. Cancellation of Series A Preferred Stock If any shares of Series A Preferred Stock are converted pursuant to this Series A Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series A Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B. Lost or Stolen Certificates Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C. Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A Preferred Stock shall be required.

D. Information Rights So long as shares of Series A Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series A Preferred Stock (i) audited annual financial statements to the Holders of Series A Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter. To the extent that such information is electronically available on the Corporation's website or the SEC's website (www.sec.gov) through the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series A Preferred Stock.

E. Notices. Any notices required or permitted to be given under the terms hereof shall be (i) sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party or (ii) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours

where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received). The addresses for such communications are (i) if to the Corporation to 7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong, with a copy simultaneously sent to TriPoint Global Equities, LLC 17 State Street, 20th floor New York, New York 10005, attn: Mark Elenowitz, and (ii) if to any Holder to the address set forth under such Holder's name on the execution page to the Securities Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amended & Restated Certificate of Designation is executed on behalf of the Corporation this 15th day of March, 2010.

MOQIZONE HOLDINGS CORPORATION
(formerly, **Trestle Holdings, Inc.**)

By: ______________________________
Name: Benjamin Chan
Title: Vice President of Finance

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series A Convertible Series A Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ______________ (the "Series A Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Trestle Holdings, Inc. (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series A Preferred Stock which shall not have been converted.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series A Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:
Applicable Conversion Price: $________
Number of Series A Preferred Stock to be converted:
Number of shares of Common Stock
to be received pursuant to conversion:

Signature:
Name:

Address:

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 04/01/2010
FILED 12:29 PM 04/01/2010
SRV 100342689 - 3522528 FILE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES C CONVERTIBLE PREFERRED STOCK OF MOQIZONE HOLDING CORPORATION

The Certificate of Incorporation of Moqizone Holding Corporation, a Delaware corporation (the "**Company**"), provide that the Company is authorized to issue 15,000,000 shares of preferred stock with a par value of $.001. The Certificate of Incorporation provide, further, that the Board of Directors is authorized, to the extent permitted by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the Delaware General Corporation Law, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights and the qualifications, limitations or restrictions thereof. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by Unanimous Written Consent dated March March 29, 2010, adopted a resolution providing for the designation, rights, powers and preferences and the qualifications, limitations and restrictions of no less than 444,445 and no more than 2,250,000 shares of Series C Convertible Preferred Stock, and that a copy of such resolution is as follows:

> RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company, the provisions of the Company's Certificate of Incorporation, and in accordance with the Delaware General Corporation Law, the Board of Directors hereby authorizes the filing of a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of the Company. Accordingly, the Company is authorized to issue Series C Convertible Preferred Stock with par value of $.001 per share, which shall have the powers, preferences and rights and the qualifications, limitations and restrictions thereof, as follows:

1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series C Convertible Preferred Stock, par value $0.01 per share (the "**Series C Preferred Stock**"). The maximum number of shares of Series C Preferred Stock shall be 2,250,000 shares. The Series C Preferred Stock shall rank senior to the Company's common stock, par value $0.001 per share (the "**Common Stock**"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series C Preferred Stock ("**Junior Stock**"). The Series C Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding. For purposes of this Certificate of Designation, the term "**Original Series C Issue Price**" shall mean an amount equal to $2.25 per share.

2. Voting Rights.

(a) Class Voting Rights. The Series C Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Section 2(b) hereof). So long as any shares of the Series C Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or written consent of the holders of a majority of the shares of the Series C

Preferred Stock outstanding at the time (the "**Majority Holders**"), given in person or by proxy, either in writing or at a meeting in which the holders of the Series C Preferred Stock vote separately as a class:

(i) authorize, create, issue or increase the authorized or issued amount of any class or series of Preferred Stock, which class or series, in any such case, ranks pari passu or senior to the Series C Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up;

(ii) amend, alter or repeal the provisions of the Series C Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(iii) issue any shares of Series C Preferred Stock other than pursuant to the Purchase Agreement (as defined herein) or as a dividend;

(iv) repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Company's Junior Stock (other than de minimus repurchases from employees of the Company in certain circumstances or repurchases pursuant to a plan approved by the Board);

(iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series C Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers;

(v) effect any distribution with respect to Junior Stock other than as permitted hereby;

(vi) reclassify the Company's outstanding securities;

(vii) voluntarily file for bankruptcy, liquidate the Company's assets or make an assignment for the benefit of the Company's creditors; or

(viii) materially change the nature of the Company's business.

Notwithstanding the foregoing, no change pursuant to Section 8 herein shall be effective to the extent that, by its terms, it applies to less than all of the Holders of shares of Series C Preferred Stock then outstanding

(b) General Voting Rights. Except with respect to transactions upon which the Series C Preferred Stock shall be entitled to vote separately as a class pursuant to Section 2(a) above and as otherwise required by Delaware law, the Series C Preferred Stock shall have no voting rights with the Common Stock or other equity securities of the Company. The Common Stock into which the Series C Preferred Stock is convertible shall, when issued have all of the same voting rights as other issued and outstanding Common Stock of the Company, and none of the rights of the Series C Preferred Stock.

3. Liquidation Preference.

(a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to $2.25 per share of the Series C Preferred Stock (the "**Series C Liquidation Preference Amount**") before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Series C Liquidation Preference Amount payable to the holders of outstanding shares of the Series C Preferred Stock and any series of Preferred Stock or any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series C Preferred Stock, then all of said assets will be distributed among the holders of the Series C Preferred Stock and the other classes of stock ranking pari passu with the Series C Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock. All payments for which this Section 3(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser chosen by the Company and reasonably acceptable to the holders of a majority of the Series C Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C Preferred Stock has been paid in cash the full Series C Liquidation Preference Amount to which such holder is entitled as provided herein.

(b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 3.

(c) The Company shall provide written notice of any redemption, voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, by mail, postage prepaid, no less than forty-five (45) calendar days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Company, which notice shall also state the amount per share of Series C Preferred

Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be, if such amount differs from the Series C Liquidation Preference Amount.

4. Conversion. The holder of Series C Preferred Stock shall have the following conversion rights (the "**Conversion Rights**"):

(a) Right to Convert. At any time on or after the date of the initial issuance of the Series C Preferred Stock (the "**Issuance Date**"), the holder of any such shares of Series C Preferred Stock may, at such holder's option, subject to the limitations set forth in Section 6 herein, elect to convert (a "**Voluntary Conversion**") all or any portion of the shares of Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Series C Liquidation Preference Amount of the shares of Series C Preferred Stock divided by (ii) the Conversion Price (as defined in Section 4(c) below) in effect as of the date of the delivery by such holder of its Conversion Notice (as hereinafter defined). In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series C Preferred Stock.

(b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series C Preferred Stock shall be conducted in the following manner:

Holder's Delivery Requirements. To convert Series C Preferred Stock into full shares of Common Stock on any date (the "**Voluntary Conversion Date**"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**"), to the Company at, 852 2168411 and (B) surrender to a common carrier for delivery to the Company's designated transfer agent (the "**Transfer Agent**") as soon as practicable following such Voluntary Conversion Date the original certificates representing the shares of Series C Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "**Preferred Stock Certificates**") and the originally executed Conversion Notice.

(i) Company's Response. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully executed Conversion Notice and by the Transfer Agent of the Preferred Stock Certificates, the Company shall, within three (3) trading days following the later of the (x) date of receipt by the Company of the fully executed Conversion Notice, and (y) date of receipt of the Preferred Stock Certificates by the Transfer Agent, issue and deliver to the Depository Trust Company ("**DTC**") account on the holder's behalf via the Deposit Withdrawal Agent Commission System ("**DWAC**")

as specified in the Conversion Notice, certificates registered in the name of the holder or its designee, representing the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be obligated to issue and deliver the shares to the DTC on a holder's behalf via DWAC if a registration statement providing for the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock is effective. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C Preferred Stock being converted, then the Company shall instruct the Transfer Agent, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series C Preferred Stock not converted.

(ii) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day thereafter submit via facsimile the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to the Company's independent, outside accountant. The Company shall cause the accountant to perform the calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 4(b)(iii).

(iii) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock from and after the Conversion Date.

(iv) Company's Failure to Timely Convert. If within five (5) business days, with respect to Common Stock being issued upon conversion, and within ten (10) business days in the event a new Preferred Stock Certificate is being issued, after the Company's receipt of an executed copy of the Conversion Notice (so long there are no disputes regarding such calculation) (the "**Delivery Date**") the Transfer Agent shall fail to issue and deliver to a holder the

number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series C Preferred Stock (a "**Conversion Failure**"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (the "**Purchase Agreement**") among the Company and the initial holders of the Series C Preferred Stock (including indemnification pursuant to Article VI thereof), the Company shall pay additional damages to such holder on each business day after such fifth (5th) or tenth (10th) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 4(b)(ii) and to which such holder is entitled and (B) the Closing Bid Price (as defined in Section 4(b)(vii) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock, as the case may be, to such holder without violating Section 4(b)(ii). If the Company fails to pay the additional damages set forth in this Section 4(b)(v) within ten (10) business days of the date incurred, then such payment shall bear interest at the rate of 2.0% per month (pro rated for partial months) until such payments are made.

(v) Buy-In Rights. In addition to any other rights available to the holders of Series C Preferred Stock, if the Company fails to cause its Transfer Agent to transmit to the holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of the Series C Preferred Stock on or before the Delivery Date, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares of Common Stock issuable upon conversion of Series C Preferred Stock which the holder anticipated receiving upon such conversion (a "**Buy-In**"), then the Company shall (1) pay in cash to the holder the amount by which (x) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of Series C Preferred Stock that the Company was required to deliver to the holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed (such amount to be offset by any payment already made to holder under Section 4(b)(v)), and (2) at the option of the holder, either reinstate the shares of Series C Preferred Stock and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay to the holder $1,000. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Series C Preferred Stock as required pursuant to the terms hereof.

(vi) The term "**Closing Bid Price**" shall mean, for any security as of any date, the last closing bid price of such security on the NYSE AMEX or any successor market thereto, Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select or any successor market thereto (collectively, "**Nasdaq**," and together with AMEX, each a "**National Stock Exchange**"), OTC Bulletin Board or other principal exchange on which such security is traded as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of the Series C Preferred Stock.

(c) Mechanics of Mandatory Conversion

(i) As used herein, "Mandatory Conversion Date" shall mean, with respect to all outstanding shares of Series C Preferred Stock at such time, that date that is two (2) years following the Issuance Date; provided, that, (i) the registration statement providing for the resale of shares of the Common Stock issuable upon conversion of the Series C Preferred Stock is effective and has been effective, without lapse or suspension of any kind, for a period sixty (60) consecutive calendar days, or the shares of Common Stock into which the Series C Preferred Stock can be converted may be offered for sale to the public pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended, (ii) trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission or the OTC Bulletin Board (or other exchange or market on which the Common Stock is trading), and (iii) the Company is in material compliance with the terms and conditions of this Certificate of Designation and the other Transaction Documents (as defined in the Securities Purchase Agreement). The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

(d) Conversion Price.

(i) The term "**Conversion Price**" shall mean $2.25 per share subject to adjustment under Section 4(d) hereof. Notwithstanding any adjustment hereunder, at no time shall the Conversion Price be greater than $2.25 per share except if it is adjusted pursuant to Section 4(e)(i).

(ii) Notwithstanding the foregoing to the contrary, if during any period (a "**Black-out Period**"), a holder of Series C Preferred Stock is unable to trade any Common Stock issued or issuable upon conversion of the Series C Preferred Stock immediately due to the delay or suspension of effectiveness of the Registration Statement or because the Company has otherwise informed such holder of Series C Preferred Stock that an existing prospectus cannot be used at that time in the sale or transfer of such Common Stock (provided that such postponement, delay,

suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series C Preferred Stock or due to the Company exercising its rights under Section 3(n) of the Registration Rights Agreement (as defined in the Purchase Agreement), such holder of Series C Preferred Stock shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the Black-out Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series C Preferred Stock that would have been applicable had such Conversion Date been at any earlier time during the Black-out Period or within the ten (10) trading days thereafter.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Company shall, at any time or from time to time after the Issuance Date, effect a split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall, at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 4(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall, at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Company shall, at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution by the Company, payable in securities of the Company, other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series C Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series C Preferred Stock been converted into Common Stock on the

date of such event and had such holder thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(d)(iii) with respect to the rights of the holders of the Series C Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series C Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series C Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 4(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 4(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 4(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of the Company's outstanding voting securities prior to such merger or consolidation do not own over 50% of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "**Organic Change**"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series C Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company

or any successor corporation resulting from the Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(e)(v) with respect to the rights of the holders of the Series C Preferred Stock after the Organic Change to the end that the provisions of this Section 4(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series C Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of the Series C Preferred Stock remaining outstanding (or of other convertible preferred stock received by such holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above. In addition to all other rights of the holders of the Series C Preferred contained herein, simultaneous with the occurrence of an Organic Change, each holder of the Series C Preferred Stock shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's shares of the Series C Preferred Stock at a price per share of the Series C Preferred Stock equal to one hundred ten percent (110%) of the Liquidation Preference Amount.

(vi) Superseding Adjustment. If, at any time after any adjustment of the Conversion Price then in effect shall have been made pursuant to Section 4(e)(vi) or (vii) as the result of any issuance of Common Stock Equivalents, and such Common Stock Equivalents, or the right of conversion or exchange in such Common Stock Equivalents, shall expire, and all of such or the right of conversion or exchange with respect to all of such Common Stock Equivalents shall not have been converted or exercised, then such previous adjustment shall be rescinded and annulled and the Conversion Price then in effect shall be adjusted to the Conversion Price in effect immediately prior to the issuance of such Common Stock Equivalents, subject to any further adjustments pursuant to this Section 4.

(vii) Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series C Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

(2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets

of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section (4)(d)(ix) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(viii) Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(ix) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon (i) securities issued pursuant to a bona fide acquisition of another business entity or business segment of any such entity by the Company pursuant to a merger, purchase of substantially all the assets or any type of reorganization (each an "**Acquisition**") provided that (A) the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity and (B) such Acquisition is approved by the Board of Directors, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement or issued pursuant to the Purchase Agreement (so long as the terms governing the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the holders of the Series C Preferred Stock), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to equity incentive plan that are adopted by the Company's Board of Directors, (v) securities issued to any placement agent and its respective designees for the transactions contemplated by the Purchase Agreement, (vi) securities issued to advisors or consultants (including, without limitation, financial advisors and investor relations firms) in connection with any engagement letter or consulting agreement, provided that any such issuance is approved by the Board; (vii) securities issued to financial institutions or lessors in connection with reasonable commercial credit arrangements, equipment financings or similar transactions, provided that any such issue is approved by the Board of Directors; (viii) securities issued to vendors or customers or

to other persons in similar commercial situations as the Company, provided that any such issue is approved by the Board of Directors; and (ix) securities issued in connection with any recapitalization.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless (i) the Company receives an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series C Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 120% of the Series C Liquidation Preference Amount of the shares of Series C Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series C Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series C Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount; if the Company so postpones delivering a certificate, such prior adjustment shall be carried forward and made as soon as such adjustment, together with other adjustments required by this **Section 4** and not previously made, would result in an adjustment of one percent or more.

(h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C Preferred Stock at least twenty (20) calendar days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(k) Reservation of Common Stock. The Company shall, so long as any shares of Series C Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of Common Stock equal to at least one hundred ten percent (110%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the shares of Series C Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Series C Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder of record at the time of issuance of the Series C Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C Preferred Stock, each transferee shall be allocated a pro rata portion of the number of shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series C Preferred Stock shall be allocated to the remaining holders of Series C Preferred Stock, pro rata based on the number of shares of Series C Preferred Stock then held by such holder.

(l) Retirement of Series C Preferred Stock. Conversion of Series C Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Series C Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series C Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 4(b)(i).

(m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series C Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

5. No Preemptive Rights. No holder of the Series C Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

6. Conversion Restriction. Notwithstanding anything to the contrary set forth in Section 4 of this Certificate of Designation, at no time may a holder of shares of Series C Preferred Stock convert shares of the Series C Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock beneficially owned by such holder and its affiliates at such time, when aggregated with all other shares of Common Stock beneficially owned by such holder and its affiliates at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series C Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 4 (b)(i) hereof) (the "**Waiver Notice**") that such holder would like to waive Section 6 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series C Preferred Stock, this Section 6 shall be of no force or effect with regard to those shares of Series C Preferred Stock referenced in the Waiver Notice.

7. Inability to Fully Convert.

(d) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series C Preferred Stock pursuant to a Conversion Notice or (z) subsequent to the effective date of the Registration Statement, fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 4(b)(ii) above and, with respect to the unconverted Series C Preferred Stock, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i) require the Company to redeem from such holder those Series C Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice (**"Mandatory Redemption"**) at a price per share equal the Series C Liquidation Preference Amount (**"Mandatory Redemption Price"**); provided that the Company shall have the sole option to pay the Mandatory Redemption Price in cash or, subject to Section 7 hereof, shares of Common Stock;

(ii) if the Company's inability to fully convert Series C Preferred Stock is pursuant to Section 7(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 4(b)(ii) above;

(iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series C Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

(iv) if the Company's inability to convert results in a Buy-In, exercise its Buy-In rights pursuant to and in accordance with the terms and provisions of Section 4(b)(vi) hereof.

(e) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series C Preferred Stock, upon receipt of an original or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 7(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the **"Inability to Fully Convert Notice"**). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series C Preferred Stock which cannot be converted and (iii) the applicable

Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 7(a) above by delivering written notice via facsimile to the Company ("**Notice in Response to Inability to Convert**").

(f) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 7(a)(i) above, the Company shall pay the Mandatory Redemption Price to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Section 4(b). Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series C Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series C Preferred Stock, and (iii) require that the Conversion Price of such returned Series C Preferred Stock be adjusted to the lesser of (A) the Conversion Price and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption.

(g) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series C Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series C Preferred Stock pursuant to this Section 7, the Company shall convert and redeem from each holder of Series C Preferred Stock electing to have Series C Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series C Preferred Stock then outstanding) of all shares of Series C Preferred Stock being converted and redeemed at such time.

8. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Majority Holders (in addition to any other corporate approvals then required to effect such action), shall be required for any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series C Preferred Stock.

9. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, that the Company shall not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C Preferred Stock into Common Stock.

10. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series C Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11. Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series C Preferred Stock and shall not be construed against any person as the drafter hereof.

12. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 29th day of March, 2010.

MOQIZONE HOLDING CORPORATION

By: /s/ Lawrence Cheung
Name: LAWRENCE CHEUNG
Title: CEO

EXHIBIT I

MOQIZONE HOLDING CORPORATION
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series c Convertible Preferred Stock of MOQIZONE HOLDING CORPORATION (the "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of MOQIZONE HOLDING CORPORATION, a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion: ______________________________

Number of Preferred Shares to be converted:______

Stock certificate no(s). of Preferred Shares to be converted: ______

The Common Stock has been sold pursuant to the Registration Statement:
YES ____ NO____

Please confirm the following information:

Conversion Price: ______________________________

Number of shares of Common Stock
to be issued: ______________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ______________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to: ______________________________
____

Facsimile Number: ______________________________

Authorization: ______________________________
By: ______________________________
Title: ______________________________

Dated:

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:07 PM 12/23/2014
FILED 04:07 PM 12/23/2014
SRV 141581905 - 3522528 FILE

STATE OF DELAWARE CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is MOBIZONE HOLDING CORPORATION.

2. The Registered Office of the corporation in the State of Delaware is located at 160 GREENTREE DR., STE. 101 (street), in the City of DOVER, County of KENT Zip Code 19904. The name of the Registered Agent at such address upon whom process against this Corporation may be served is NATIONAL REGISTERED AGENTS, INC.

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was MAY 7, 2002.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the First day of MARCH A.D. 2012 at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: [signature]
Authorized Officer

Name: CHEUNG CK LAWRENCE
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF MOQIZONE HOLDING CORPORATION

AUGUST 24, 2015

The Corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware does hereby certify:

FIRST: that by unanimous consent of the Board of Directors of Moqizone Holding Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE BE IT RESOLVED that the Company forthwith file an amendment to its Certificate of Incorporation with the Delaware Secretary of State changing the Company's name from Moqizone Holding Corporation to Balincan USA, Inc.

SECOND: That said amendment was duly adopted in accordance with the provisions of section 242 (b)1 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th Day of August , 2015

.Lawrence C.K, Cheung CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 08/24/2015
FILED 01:35 PM 08/24/2015
SRV 151207461 - 3522528 FILE

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REVIVAL OF "BALINCAN USA, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MAY, A.D. 2022, AT 10:54 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3522528 8100
SR# 20222347520

Authentication: 203539639
Date: 05-27-22

STATE OF DELAWARE
CERTIFICATE FOR REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is BALINCAN USA, INC.

and, if different, the name under which the corporation was originally incorporated SUNLAND ENTERTAINMENT CO. (DELAWARE), INC..

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is National Registered Agents, Inc..

3. The date of filing of the Corporation's original Certificate of Incorporation in Delaware was May 7, 2002.

4. The corporation desiring to be revived and so reviving its certificate of incorporation was organized under the laws of this State.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2017, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By: Lu, Zi Chin (Paul)
Authorized Officer

Name: Lu, Zi Chin (Paul)
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:54 AM 05/26/2022
FILED 10:54 AM 05/26/2022
SR 20222347520 - File Number 3522528

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "BALINCAN USA, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 2022, AT 8:02 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3522528 8100
SR# 20222724832

Authentication: 203692128
Date: 06-15-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:02 PM 06/14/2022
FILED 08:02 PM 06/14/2022
SR 20222724832 - File Number 3522528

CERTIFICATE OF DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK OF BALINCAN USA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Balincan USA, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation ("**Preferred Stock**") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "**Board**"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series; and

WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the "**Certificate of Designation**") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as "Series A Convertible Preferred Stock" (the "**Series A Preferred Stock**") and the number of Shares constituting such series shall be 10,000,000. The rights, preferences, powers, restrictions, and limitations of the Series A Preferred Stock shall be as set forth herein.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

"**Board**" has the meaning set forth in the Recitals.

"**Certificate of Designation**" has the meaning set forth in the Recitals.

"**Certificate of Incorporation**" has the meaning set forth in the Recitals.

"**Change of Control**" means (a) any sale, lease, or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that

results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

"Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"Corporation" has the meaning set forth in the Preamble.

"Conversion Price" has the meaning set forth in Section 7.

"Conversion Shares" means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 7.

"Date of Issuance" means, for any Share of Series A Preferred Stock shall mean June 14, 2022.

"Deemed Liquidation" has the meaning set forth in Section 5.1(b)

"Junior Securities" means, collectively, the Common Stock, the Corporation's Series B Preferred Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock.

"Liquidation" has the meaning set forth in Section 5.1(a).

"Liquidation Value" means, with respect to any Share on any given date, $1.122 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock).

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

"Preferred Stock" has the meaning set forth in the Recitals.

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

"Series A Director" has the meaning set forth in Section 6.2.

"**Series A Preferred Stock**" has the meaning set forth in Section 1.

"**Series B Preferred Stock**" means Corporation's Series B Convertible Preferred Stock, $0.001 par value per share.

"**Share**" means a share of Series A Preferred Stock.

"**Subsidiary**" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

"**Supermajority Interest**" has the meaning set forth in Section 6.3.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities.

4. Dividends.

4.1 Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a quarterly basis in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Date of Issuance, at the rate of 4% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in shares of Common Stock based on the value of the closing bid price per share on the last trading day of the calendar quarter. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase that have been approved by the Board, including a majority of the Series A Directors.

4.2 Participating Dividends. Subject to Section 4.1, in addition to the dividends accruing on the Series A Preferred Stock pursuant to Section 4.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, but excluding any repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase approved by the Board of Directions after the date hereof, the Corporation shall simultaneously declare and pay a dividend on the Series A Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 7 as of immediately prior to the record date of the applicable dividend (or if no

record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4.3 Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

5. Liquidation.

5.1 Liquidation; Deemed Liquidation.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively with a Deemed Liquidation, a "**Liquidation**"), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (i) aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared) and (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 7 prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the "**Liquidation Amount**").

(b) Deemed Liquidation. The occurrence of a Change of Control (such event, a "**Deemed Liquidation**") shall be deemed a Liquidation for purposes of this Section 5. Upon the consummation of any such Deemed Liquidation, the holders of the Series A Preferred Stock shall, in consideration for cancellation of their Shares, be entitled to the same rights such holders are entitled to under this Section 5 upon the occurrence of a Liquidation, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Series A Preferred Stock under Section 5.1(a)(i) hereof, or, if greater, the amount determined pursuant to Section 5.1(ii). Notwithstanding the foregoing, nothing in this Section 5.1(b) shall limit in any respect the right of any holder of Series A Preferred Stock to elect the benefits of this Section 5 or Section 7.5(e) in connection with any Change of Control.

(c) Deemed Liquidation Procedures. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of Section 5.1(b), including, without limitation, (i) in the case of a Change of Control structured as a merger, consolidation, or similar reorganization, causing the definitive agreement relating to such transaction to provide for a rate at which the Shares of Series A Preferred Stock are converted into or exchanged for cash, new securities, or other property or (ii) in the case of a Change of Control structured as an asset sale, as promptly as practicable following such transaction, either dissolving the Corporation and distributing the assets of the Corporation in accordance with applicable law or

redeeming all outstanding Shares of Series A Preferred Stock and, in the case of both (i) and (ii), giving effect to the preferences and priorities set forth in Section 3 and Section 5. The Corporation shall promptly provide to the holders of Shares of Series A Preferred Stock such information concerning the terms of such Change of Control, and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred Stock. The amount deemed distributed to the holders of Series A Preferred Stock upon any such Change of Control in consideration for the Shares held by such holders shall be the cash or fair market value (as determined by the Board) of the securities or other property distributed to such holders in such Change of Control transaction.

5.2 Insufficient Assets. If upon any Liquidation (or Deemed Liquidation) the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock in the aggregate upon such Liquidation (or Deemed Liquidation) if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3 Notice.

(a) Notice Requirement. In the event of any Liquidation (or Deemed Liquidation), the Corporation shall, within ten (10) days after the date the Board approves such action, or no later than twenty (20) days after any stockholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

6. Voting.

6.1 Voting Generally. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law or by the provisions of Section 6.3 below. In any such vote, each Share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which the Share is convertible pursuant to Section 7 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the

date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation's bylaws.

6.2 Election of Directors. In the election of directors to the Corporation, for so long as the holders of outstanding Shares of Series A Preferred Stock own in the aggregate at least 25% of the outstanding shares of Common Stock on a fully diluted, as-converted basis originally issued by the Corporation (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction) on the Date of Issuance, the holders of outstanding Shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect by majority vote (with each Share of Series A Preferred Stock entitled to one vote) three individuals to the Board (such individuals, the "**Series A Directors**"). A Series A Director may be removed at any time as a director on the Board (with or without cause) upon, and only upon, the written request of the holders of the outstanding Shares of Series A Preferred Stock (voting as a separate class by majority vote with each Share of Series A Preferred stock entitled to one vote). In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation, or removal of a Series A Director, then the holders of the outstanding Shares of Series A Preferred Stock (voting as a separate class by majority vote with each Share of Series A Preferred stock entitled to one vote) shall have the right to designate an individual to fill such vacancy. In the event that the holders of Shares of Series A Preferred stock shall fail to designate in writing a representative to fill the vacant Series A Director seat on the Board, such Board seat shall remain vacant until such time as the holders of Shares of Series A Preferred stock elect an individual to fill such seat in accordance with this Section 6.2, and during any period where such seat remains vacant, the Board nonetheless shall be deemed duly constituted.

6.3 Other Special Voting Rights. Without the prior written consent of holders of not less than seventy percent (70%) of the then total outstanding Shares of Series A Preferred Stock (a "**Supermajority Interest**"), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 6.3 (any such action or transaction without such prior written consent being null and void *ab initio* and of no force or effect) as follows:

(a) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same is expressly made a Junior Security, or (ii) increase the authorized number of shares of Preferred Stock or any additional class or series of capital stock of the Corporation unless the same is expressly made a Junior Security;

(b) amend, alter, modify, or repeal the Certificate of Incorporation, this Certificate of Designation, or the by-laws of the Corporation, including the amendment of the Certificate of Incorporation by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational

documents of any Subsidiary in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

(c) increase the authorized number of directors constituting the Board from five;

(d) increase the authorized number of shares of Series A Preferred Stock;

(e) redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Corporation; *provided*, that this restriction shall not apply to (i) the declaration or payment of any dividend or distribution payable on the Common Stock in shares of Common Stock, or (ii) the repurchase of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase approved by the Board, including a majority of the Series A Directors;

(f) declare bankruptcy, dissolve, liquidate, or wind up the affairs of the Corporation or any Subsidiary of the Corporation;

(g) effect, or enter into any agreement to effect, a Change of Control;

(h) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation's ability to perform its obligations under this Certificate of Designation, including the ability of the Corporation to pay dividends or make any liquidation payment required hereunder; or

(i) agree or commit to do any of the foregoing.

7. Conversion.

7.1 Optional Conversion; Automatic Conversion.

(a) Right to Convert. Subject to the provisions of this Section 7, at any time and from time to time on or after the Date of Issuance, any holder of Series A Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) held by such holder into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by multiplying each Share (including any fraction of a Share) to be converted by [4,492], subject to adjustment as applicable in accordance with Section 7.5 below (the "**Conversion Ratio**"). In connection with any conversion pursuant to this Section 7.1(a), all accumulated and unpaid dividends, plus shall be paid to the converting holder in Common Stock pursuant to Section 4.1. In addition, the converting holder shall be entitled to dividends on the Shares of Series A Preferred Stock being converted for the period of time in the then-current calendar quarter prior to conversion when dividends are declared for such quarter pursuant to Section 4.1.

(b) Automatic Conversion. Subject to the provisions of this Section 7, upon the vote or written consent of the Supermajority Interest ("**Automatic Conversion**"), all of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) held by stockholders shall automatically convert into an aggregate number of shares of Common Stock (including any fraction of a Share) as is determined by multiplying the number of Shares (including any fraction of a Share) to be converted by the Conversion Ratio then in effect. In connection with any conversion pursuant to this Section 7.1(a), all accumulated and unpaid dividends, plus shall be paid to the converting holder in Common Stock pursuant to Section 4.1. In addition, the converting holder shall be entitled to dividends on the Shares of Series A Preferred Stock being converted for the period of time in the then-current calendar quarter prior to conversion when dividends are declared for such quarter pursuant to Section 4.1.

7.2 Procedures for Conversion; Effect of Conversion.

(a) Procedures for Optional Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 7.1(a), a holder shall (i) submit a written election to the Corporation that such holder elects to convert Shares, including the number of Shares elected to be converted and (ii) surrender, or cause to be surrendered, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series A Preferred Stock certificate or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within [ten (10) days] thereafter) deliver to the relevant holder (a) a certificate in such holder's name (or the name of such holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 7.1(a) and, if applicable (b) a certificate in such holder's (or the name of such holder's designee as stated in the written election) for the number of Shares of Series A Preferred Stock (including any fractional share) represented by the certificate or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

(b) Procedures for Automatic Conversion. Upon an Automatic Conversion, all outstanding Shares of Series A Preferred Stock shall be converted to the number of shares of Common Stock calculated pursuant to Section 7.1(b) without any further action by the relevant holder of such Shares or the Corporation. As promptly as practicable following the Automatic Conversion (but in any event within [five (5)] days thereafter), the Corporation shall send each holder of Shares of Series A

Preferred Stock written notice of such event. Upon receipt of such notice, each holder shall surrender to the Corporation the certificate or certificates representing the Shares being converted, duly assigned, or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within [ten (10) days] thereafter) deliver to the relevant holder a certificate in such holder's name (or the name of such holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares. All shares of Common Stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof.

(c) Effect of Conversion. All Shares of Series A Preferred Stock converted as provided in this Section 7.1 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

7.3 Reservation of Stock. The Corporation shall amend its Certificate of Incorporation within a reasonable time after the Date of Issuance such that at all times thereafter, when any Share of Series A Preferred Stock is outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 7, taking into account any adjustment to such number of shares so issuable in accordance with Section 7.5 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series A Preferred Stock.

7.4 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock pursuant to Section 7 shall be made without payment of additional consideration by, or other charge, cost, or tax to, the holder in respect thereof.

7.5 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 7, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series A Preferred Stock shall be subject to adjustment from time to time as provided in this Section 7.5.

(a) Adjustment to Conversion Price upon Issuance of Common Stock. For a period of eighteen (18) months from the Issuance Date, if the Company issues shares of Common Stock (including any Options or Convertible Securities) (the "**Dilution Shares**") then the Conversion Ratio for the Series A Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted in accordance with the following formula:

$$CP_2 = (0.85 * (A + C)) / 10,000,000$$

For purposes of the foregoing formula, the following definitions shall apply:

"CP_2" shall mean the Series A Conversion Ratio in effect immediately after such issue of Additional Shares of Common Stock;

"A" shall mean the number of shares of Common Stock Deemed Outstanding immediately prior to such issue of Additional Shares of Common Stock; and

"C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For the purpose of illustration, if the Company issues securities representing 100,000,000 Dilution Shares, then the Conversion Ratio shall equal 4,501 [(0.85*(52,852,852,853+ 100,000,000))/10,000,000]

(b) Record Date. For purposes of any adjustment to the Conversion Price or the number of Conversion Shares in accordance with this Section 7.5, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Corporation and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 7.5.

(d) Adjustment to Conversion Price and Conversion Shares upon Dividend, Subdivision, or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion

Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock shall be proportionately decreased. Any adjustment under this Section 7.5(d) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(e) Adjustment to Conversion Price and Conversion Shares upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 7.5(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Share of Series A Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder's rights under this Certificate of Designation to insure that the provisions of this Section 7 hereof shall thereafter be applicable, as nearly as possible, to the Series A Preferred Stock in relation to any shares of stock, securities, or assets thereafter acquirable upon conversion of Series A Preferred Stock (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Series A Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale, or similar transaction). The provisions of this Section 7.5(e) shall similarly apply to successive

reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series A Preferred Stock such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 7.5(e), each holder of Shares of Series A Preferred Stock shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 5.1(b) (if applicable to such event or transaction) or Section 7 hereunder, instead of giving effect to the provisions contained in this Section 7.5(e) with respect to such holder's Series A Preferred Stock.

(f) Certain Events. If any event of the type contemplated by the provisions of this Section 7.5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Conversion Price and the number of Conversion Shares issuable upon conversion of Shares of Series A Preferred Stock so as to protect the rights of the holder of such Shares in a manner consistent with the provisions of this Section 7; *provided*, that no such adjustment pursuant to this Section 7.5 shall increase the Conversion Price or decrease the number of Conversion Shares issuable as otherwise determined pursuant to this Section 7.

(g) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than ten days thereafter, the Corporation shall furnish to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series A Preferred Stock, but in any event not later than ten days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities, or assets then issuable to such holder upon conversion of the Shares of Series A Preferred Stock held by such holder.

(h) Notices. In the event:

(i) that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation's assets to another Person; or

(iii) a filing for the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least ten days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares.

8. Reissuance of Series A Preferred Stock. Any Shares of Series A Preferred Stock redeemed, converted, or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

9. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9).

10. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and a Supermajority Interest, and any such written amendment, modification, or waiver will be binding upon the Corporation and each holder of Series A Preferred Stock; *provided*, that no amendment, modification, or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation, or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 10.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this 14th day of June, 2022.

Balincan USA, Inc.

By: /s/ Lu, Zi Chin (Paul)

Name: Lu, Zi Chin (Paul)
Title: Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "BALINCAN USA, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 2022, AT 8:04 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3522528 8100
SR# 20222724833

Authentication: 203741007
Date: 06-22-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

AMENDED AND RESTATED CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK OF BALINCAN USA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Balincan USA, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "**Corporation**"), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Corporation (the "**Certificate of Incorporation**") authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.001 per share, of the Corporation ("**Preferred Stock**") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "**Board**"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series; and

WHEREAS, the Board of Directors previously adopted a resolution authorizing the creation and issuance of a series of Preferred Stock designated as the "Series B Convertible Preferred Stock" and the Certificate of Designation for such Series B Preferred Stock was filed with the Secretary of State of the State of Delaware on October 6, 2009 (the "**Original Certificate**"); and

WHEREAS, no shares of such Series B Preferred Stock remain outstanding; and

WHEREAS, it is the desire of the Board to amend and restate the Original Certificate to establish and fix the number of shares to be included in a series of Preferred Stock and the designation, rights, preferences, and limitations of the shares of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (the "**Certificate of Designation**") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as "Series B Convertible Preferred Stock" (the "**Series B Preferred Stock**") and the number of Shares constituting such series shall be 1,000,000. The rights, preferences, powers, restrictions, and limitations of the Series B Preferred Stock shall be as set forth herein.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

"**Board**" has the meaning set forth in the Recitals.

"**Certificate of Designation**" has the meaning set forth in the Recitals.

"**Certificate of Incorporation**" has the meaning set forth in the Recitals.

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:04 PM 06/14/2022
FILED 08:04 PM 06/14/2022
SR 20222724833 - File Number 3522528

"Change of Control" means (a) any sale, lease, or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

"Common Stock" means the common stock, par value $0.001 per share, of the Corporation.

"Convertible Securities" means any securities or other instrument or contract or note (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"Corporation" has the meaning set forth in the Preamble.

"Conversion Price" has the meaning set forth in Section 7.

"Conversion Shares" means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series B Preferred Stock in accordance with the terms of Section 7.

"Date of Issuance" means, for any Share of Series B Preferred Stock shall mean June 14, 2022.

"Deemed Liquidation" has the meaning set forth in Section 5.1(b)

"Junior Securities" means, collectively, the Common Stock, and any other class of securities that is specifically designated as junior to the Series B Preferred Stock.

"Liquidation" has the meaning set forth in Section 5.1(a).

"Liquidation Value" means, with respect to any Share on any given date, $1.122 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock).

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"**Change of Control**" means (a) any sale, lease, or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries; (b) any sale, transfer, or issuance (or series of sales, transfers, or issuances) of capital stock by the Corporation or the holders of Common Stock (or other voting stock of the Corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such sale, transfer, or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Corporation; or (c) any merger, consolidation, recapitalization, or reorganization of the Corporation with or into another Person (whether or not the Corporation is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Corporation) immediately prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

"**Common Stock**" means the common stock, par value $0.001 per share, of the Corporation.

"**Convertible Securities**" means any securities or other instrument or contract or note (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"**Corporation**" has the meaning set forth in the Preamble.

"**Conversion Price**" has the meaning set forth in Section 7.

"**Conversion Shares**" means the shares of Common Stock or other capital stock of the Corporation then issuable upon conversion of the Series B Preferred Stock in accordance with the terms of Section 7.

"**Date of Issuance**" means, for any Share of Series B Preferred Stock shall mean June 14, 2022.

"**Deemed Liquidation**" has the meaning set forth in Section 5.1(b)

"**Junior Securities**" means, collectively, the Common Stock, and any other class of securities that is specifically designated as junior to the Series B Preferred Stock.

"**Liquidation**" has the meaning set forth in Section 5.1(a).

"**Liquidation Value**" means, with respect to any Share on any given date, $1.122 (as adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series B Preferred Stock).

"**Options**" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

"Preferred Stock" has the meaning set forth in the Recitals.

"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

"Senior Securities" means the Company's Series A Preferred Stock and any other security of the Company that is expressly made senior to the Series B Preferred Stock in terms of payment of dividends, liquidation proceeds or other rights or preferences.

"Series A Preferred Stock" means Corporation's Series A Convertible Preferred Stock, $0.001 par value per share.

"Series B Preferred Stock" has the meaning set forth in Section 1.

"Share" means a share of Series B Preferred Stock.

"Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

"Supermajority Interest" has the meaning set forth in Section 6.2.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank senior to all Junior Securities.

4. Dividends.

4.1 Accrual and Payment of Dividends. From and after the Date of Issuance of any Share, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, on a quarterly basis in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the Date of Issuance, at the rate of 4% per annum on the sum of the Liquidation Value thereof plus all unpaid accrued and accumulated dividends thereon. All accrued dividends on any Share shall be paid in shares of Common Stock based on the value of the closing bid price per share on the last trading day of the calendar quarter. All accrued and accumulated dividends on the Shares shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities, other than to (a) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock or (b) repurchase Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase that have been approved by the Board.

4.2 Participating Dividends. Subject to Section 4.1, in addition to the dividends accruing on the Series B Preferred Stock pursuant to Section 4.1 hereof, if the Corporation declares or pays a dividend or distribution on the Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Corporation or any of its Subsidiaries of shares of Common Stock for cash, securities or property, but excluding any repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase approved by the Board of Directions after the date hereof, the Corporation shall simultaneously declare and pay a dividend on the Series B Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted pursuant to Section 7 as of immediately prior to the record date of the applicable dividend (or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).

4.3 Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued and accumulated with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued and accumulated but unpaid dividends on the Shares held by each such holder.

5. Liquidation.

5.1 Liquidation; Deemed Liquidation.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (collectively with a Deemed Liquidation, a "**Liquidation**"), after payment of the full liquidation preference with respect to Senior Securities, the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (i) aggregate Liquidation Value of all Shares held by such holder, plus all unpaid accrued and accumulated dividends on all such Shares (whether or not declared) and (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 7 prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the "**Liquidation Amount**").

(b) Deemed Liquidation. The occurrence of a Change of Control (such event, a "**Deemed Liquidation**") shall be deemed a Liquidation for purposes of this Section 5. Upon the consummation of any such Deemed Liquidation, the holders of the Series B Preferred Stock shall, in consideration for cancellation of their Shares, be entitled to the same rights such holders are entitled to under this Section 5 upon the occurrence of a Liquidation, including the right to receive the full preferential payment from the Corporation of the amounts payable with respect to the Series B Preferred Stock under Section 5.1(a)(i) hereof, or, if greater, the amount determined pursuant to Section 5.1(ii). Notwithstanding the foregoing, nothing in this Section 5.1(b) shall limit

in any respect the right of any holder of Series B Preferred Stock to elect the benefits of this Section 5 or Section 7.6(e) in connection with any Change of Control.

(c) Deemed Liquidation Procedures. In furtherance of the foregoing, the Corporation shall take such actions as are necessary to give effect to the provisions of Section 5.1(b), including, without limitation, (i) in the case of a Change of Control structured as a merger, consolidation, or similar reorganization, causing the definitive agreement relating to such transaction to provide for a rate at which the Shares of Series B Preferred Stock are converted into or exchanged for cash, new securities, or other property or (ii) in the case of a Change of Control structured as an asset sale, as promptly as practicable following such transaction, either dissolving the Corporation and distributing the assets of the Corporation in accordance with applicable law or redeeming all outstanding Shares of Series B Preferred Stock and, in the case of both (i) and (ii), giving effect to the preferences and priorities set forth in Section 3 and Section 5. The Corporation shall promptly provide to the holders of Shares of Series B Preferred Stock such information concerning the terms of such Change of Control, and the value of the assets of the Corporation as may reasonably be requested by the holders of Series B Preferred Stock. The amount deemed distributed to the holders of Series B Preferred Stock upon any such Change of Control in consideration for the Shares held by such holders shall be the cash or fair market value (as determined by the Board) of the securities or other property distributed to such holders in such Change of Control transaction.

5.2 Insufficient Assets. If upon any Liquidation (or Deemed Liquidation) the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series B Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series B Preferred Stock in the aggregate upon such Liquidation (or Deemed Liquidation) if all amounts payable on or with respect to such Shares were paid in full, and (b) the Corporation shall not make or agree to make any payments to the holders of Junior Securities.

5.3 Notice.

(a) Notice Requirement. In the event of any Liquidation (or Deemed Liquidation), the Corporation shall, within ten (10) days after the date the Board approves such action, or no later than twenty (20) days after any stockholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series B Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Shares of such material change.

6. Voting.

6.1 Voting Generally. Each holder of outstanding Shares of Series B Preferred Stock (the "Holder(s)") shall be entitled to vote with holders of outstanding shares of Shares of Series B Preferred Stock, voting together as a single class, with respect to any and all matters presented to the holders of Shares of Series B Preferred Stock. Each holder of outstanding Shares of Series B Preferred Stock shall NOT be entitled to vote with holders of outstanding shares of Common Stock with respect to any and all matters presented to the holders of Common Stock. Each holder of outstanding Shares of Series B Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation's bylaws.

6.2 Other Special Voting Rights. Without the prior written consent of holders of not less than eighty percent (80%) of the then total outstanding Shares of Series B Preferred Stock (a "**Supermajority Interest**"), voting separately as a single class with one vote per Share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such holders, and any other applicable stockholder approval requirements required by law, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 6.2 (any such action or transaction without such prior written consent being null and void *ab initio* and of no force or effect) as follows:

(a) amend, alter, modify, or repeal this Certificate of Designation including the amendment of the Certificate of Incorporation by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any Subsidiary in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

(b) increase the authorized number of shares of Series B Preferred Stock;

(c) enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Corporation's ability to perform its obligations under this Certificate of Designation, including the ability of the Corporation to pay dividends or make any liquidation payment required hereunder; or

(d) agree or commit to do any of the foregoing.

7. Conversion.

7.1 Optional Conversion.

(a) Right to Convert. Subject to the provisions of this Section 7, at any time and from time to time on or after the Date of Issuance, any holder of Series B Preferred Stock shall have the right by written election to the Corporation to convert all or any portion of the outstanding Shares of Series B Preferred Stock (including any fraction of a Share) held by such holder into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by multiplying each Share (including any fraction of a Share) to be converted by [4,492], subject to adjustment as applicable in accordance with Section 7.6 below (the "**Conversion Ratio**"). In connection with

any conversion pursuant to this Section 7.1(a), all accumulated and unpaid dividends, plus shall be paid to the converting holder in Common Stock pursuant to Section 4.1. In addition, the converting holder shall be entitled to dividends on the Shares of Series B Preferred Stock being converted for the period of time in the then-current calendar quarter prior to conversion when dividends are declared for such quarter pursuant to Section 4.1.

7.2 Procedures for Conversion; Effect of Conversion; Limitations.

(a) Procedures for Optional Conversion. In order to effectuate a conversion of Shares of Series B Preferred Stock pursuant to Section 7.1(a), a holder shall (i) submit a written election to the Corporation that such holder elects to convert Shares, including the number of Shares elected to be converted and (ii) surrender, or cause to be surrendered, to the Corporation the certificate or certificates representing the Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of surrender of such Series B Preferred Stock certificate (or book entry) or certificates or delivery of such affidavit of loss. Upon the receipt by the Corporation of a written election and the surrender of such certificate(s) (or book entry) and accompanying materials, the Corporation shall as promptly as practicable (but in any event within three (3) days thereafter, the "Deadline") deliver to the relevant holder (a) a certificate in such holder's name (or the name of such holder's designee as stated in the written election) for the number of shares of Common Stock (including any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 7.1(a) and, if applicable (b) a certificate (or book entry) in such holder's (or the name of such holder's designee as stated in the written election) for the number of Shares of Series B Preferred Stock (including any fractional share) represented by the certificate (or book entry) or certificates delivered to the Corporation for conversion but otherwise not elected to be converted pursuant to the written election. All shares of capital stock issued hereunder by the Corporation shall be duly and validly issued, fully paid, and nonassessable, free and clear of all taxes, liens, charges, and encumbrances with respect to the issuance thereof. Notwithstanding any reference above or elsewhere herein to any certificates representing the Series B Preferred Stock, the Corporation expects that the Series B Preferred Stock shall be recorded solely in book entry form, and in such case any references hereto to certificates representing the Series B Preferred Stock being required to be delivered or provided in certain instances shall be deemed automatically waived, and such book entry records shall take the place thereof.

(b) Effect of Conversion. All Shares of Series B Preferred Stock converted as provided in this Section 7.1 shall no longer be deemed outstanding as of the effective time of the applicable conversion and all rights with respect to such Shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock in exchange therefor.

(c) In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, upon request of the applicable Holder and its compliance with the provisions set forth herein, the Corporation shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the applicable Holder by crediting the account of applicable Holder's Prime Broker with DTC through its Deposit and Withdrawal at Custodian system.

(d) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting a Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series B Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Corporation, the Corporation shall pay to the applicable Holder \$2,000 per day in cash, for each day beyond the Deadline that the Corporation fails to deliver such Common Stock (the "Fail to Deliver Fee"); provided; however that the Fail to Deliver Fee shall not be due if the failure is: (i) a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Corporation to effect delivery of such Common Stock; or (ii) not the result of the willful, purposeful and/or intentional actions of the Corporation. Such cash amount shall be paid to applicable Holder by the fifth (5th) day of the month following the month in which it has accrued. The Corporation agrees that the right to convert is a valuable right to the applicable Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

(e) *Concerning the Shares*. The shares of Common Stock issuable upon conversion of the Series B Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or (ii) the Corporation or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) ("Rule 144"); or (iii) such shares are transferred to an "affiliate" (as defined in Rule 144) of the applicable Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be removed and the Corporation shall issue to the applicable Holder a new certificate therefore free of any transfer legend if the Corporation or its transfer agent shall have received an opinion of counsel from applicable Holder's counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted

by the Corporation so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series B Preferred Stock such security is registered for sale by the applicable Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration.

7.3 Beneficial Ownership Limitation.

(a) Notwithstanding anything in this Section 7 to the contrary, the Company shall not effect any conversion of Shares of Series B Preferred Stock, and a holder shall not have the right to convert any portion of its Shares of Series B Preferred Stock, to the extent that, after giving effect to the number of Shares of Series B Preferred Stock being converted, such holder (together with such holder's affiliates, and any Persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined herein). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series B Preferred Stock beneficially owned by such holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Series B Preferred Stock or any other convertible securities of the Company) beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this subsection, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(b) The "Beneficial Ownership Limitation" shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Series A Preferred Stock and B Preferred Stock held by the applicable holder. A holder, upon not less than sixty- five (65) days' prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this sub-section applicable to its Series B Preferred Stock and the provisions of this sub-section shall continue to apply. Any such increase will not be effective until the sixty-sixth (66th) day after such notice is delivered to the Company and shall only apply to such holder and no other holder. The provisions of this Section 7.3 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this sub-section to correct this Section 7.3 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 7.3 shall apply to a successor Holder of Series B Preferred Stock.

7.4 Reservation of Stock. The Corporation shall amend its Certificate of Incorporation within a reasonable time after the Date of Issuance such that at all times

thereafter, when any Share of Series B Preferred Stock is outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock pursuant to this Section 7, taking into account any adjustment to such number of shares so issuable in accordance with Section 7.6 hereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series B Preferred Stock.

7.5 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series B Preferred Stock pursuant to Section 7 shall be made without payment of additional consideration by, or other charge, cost, or tax to, the holder in respect thereof.

7.6 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 7, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series B Preferred Stock shall be subject to adjustment from time to time as provided in this Section 7.6.

(a) Adjustment to Conversion Price upon Issuance of Common Stock. For a period of eighteen (18) months from the Issuance Date, if the Company issues shares of Common Stock (including any Options or Convertible Securities) (the "**Dilution Shares**") then the Conversion Ratio for the Series B Preferred Stock then outstanding and unconverted as of the date the Dilution Shares are issued shall be adjusted in accordance with the following formula:

$$CP_2 = (0.0999 * (A + C)) / 1,000,000$$

For purposes of the foregoing formula, the following definitions shall apply:

"CP_2" shall mean the Series B Conversion Ratio in effect immediately after such issue of Additional Shares of Common Stock;

"A" shall mean the number of shares of Common Stock Deemed Outstanding immediately prior to such issue of Additional Shares of Common Stock; and

"C" shall mean the number of such Additional Shares of Common Stock issued in such transaction.

For the purpose of illustration, if the Company issues securities representing 100,000,000 Dilution Shares, then the Conversion Ratio shall equal 5295 (0.01*(52,852,852,853 + 100,000,000))/1,000,000

(b) Record Date. For purposes of any adjustment to the Conversion Price or the number of Conversion Shares in accordance with this Section 7.6, in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(c) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof or the transfer of such shares among the Corporation and its wholly-owned subsidiaries) shall be considered an issue or sale of Common Stock for the purpose of this Section 7.6.

(d) Adjustment to Conversion Price and Conversion Shares upon Dividend, Subdivision, or Combination of Common Stock. If the Corporation shall, at any time or from time to time after the Date of Issuance, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Corporation payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such dividend, distribution, or subdivision shall be proportionately reduced and the number of Conversion Shares issuable upon conversion of the Series B Preferred Stock shall be proportionately increased. If the Corporation at any time combines (by combination, reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares issuable upon conversion of the Series B Preferred Stock shall be proportionately decreased. Any adjustment under this Section 7.6(d) shall become effective at the close of business on the date the dividend, subdivision, or combination becomes effective.

(e) *Adjustment Due to Distributions*. If the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then each Holder shall be entitled to receive the applicable portion of such Distribution on an as-converted-to-Common-Stock basis, assuming that the Series B Preferred Stock were converted to Common Stock on the day immediately prior to the record date for holders of the Common Stock entitled to receive such Distribution,

but, for the avoidance of doubt, without any conversion to Common Stock actually being required.

(f) Adjustment to Conversion Price and Conversion Shares upon Reorganization, Reclassification, Consolidation, or Merger. In the event of any (i) capital reorganization of the Corporation, (ii) reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Corporation with or into another Person, (iv) sale of all or substantially all of the Corporation's assets to another Person or (v) other similar transaction (other than any such transaction covered by Section 7.6(d)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Common Stock, each Share of Series B Preferred Stock shall, immediately after such reorganization, reclassification, consolidation, merger, sale, or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Conversion Shares then convertible for such Share, be exercisable for the kind and number of shares of stock or other securities or assets of the Corporation or of the successor Person resulting from such transaction to which such Share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, or similar transaction if the Share had been converted in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale, or similar transaction and acquired the applicable number of Conversion Shares then issuable hereunder as a result of such conversion (without taking into account any limitations or restrictions on the convertibility of such Share, if any); and, in such case, appropriate adjustment shall be made with respect to such holder's rights under this Certificate of Designation to insure that the provisions of this Section 7 hereof shall thereafter be applicable, as nearly as possible, to the Series B Preferred Stock in relation to any shares of stock, securities, or assets thereafter acquirable upon conversion of Series B Preferred Stock (including, in the case of any consolidation, merger, sale, or similar transaction in which the successor or purchasing Person is other than the Corporation, an immediate adjustment in the Conversion Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale, or similar transaction, and a corresponding immediate adjustment to the number of Conversion Shares acquirable upon conversion of the Series B Preferred Stock without regard to any limitations or restrictions on conversion, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger, sale, or similar transaction). The provisions of this Section 7.6(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, or similar transactions. The Corporation shall not effect any such reorganization, reclassification, consolidation, merger, sale, or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, merger, sale, or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Certificate of Designation, the obligation to deliver to the holders of Series B Preferred Stock such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon conversion of the Series B

Preferred Stock. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 7.6(f), each holder of Shares of Series B Preferred Stock shall have the right to elect prior to the consummation of such event or transaction, to give effect to the provisions of Section 5.1(b) (if applicable to such event or transaction) or Section 7 hereunder, instead of giving effect to the provisions contained in this Section 7.6(f) with respect to such holder's Series B Preferred Stock.

(g) Certain Events. If any event of the type contemplated by the provisions of this Section 7.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the Conversion Price and the number of Conversion Shares issuable upon conversion of Shares of Series B Preferred Stock so as to protect the rights of the holder of such Shares in a manner consistent with the provisions of this Section 7; *provided*, that no such adjustment pursuant to this Section 7.6 shall increase the Conversion Price or decrease the number of Conversion Shares issuable as otherwise determined pursuant to this Section 7.

(h) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than ten days thereafter, the Corporation shall furnish to each holder of record of Series B Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Corporation of a written request by any holder of Series B Preferred Stock, but in any event not later than ten days thereafter, the Corporation shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities, or assets then issuable to such holder upon conversion of the Shares of Series B Preferred Stock held by such holder.

(i) Notices. In the event:

(i) that the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another Person, or sale of all or substantially all of the Corporation's assets to another Person; or

(iii) a filing for the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation;

then, and in each such case, the Corporation shall send or cause to be sent to each holder of record of Series B Preferred Stock at the address specified for such holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such holder) at least ten days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent, or other right or action, and a description of such dividend, distribution, or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Corporation shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Conversion Shares.

8. Reissuance of Series B Preferred Stock. Any Shares of Series B Preferred Stock redeemed, converted, or otherwise acquired by the Corporation or any Subsidiary shall be cancelled and retired as authorized and issued shares of capital stock of the Corporation and no such Shares shall thereafter be reissued, sold, or transferred.

9. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address at it appears in the stock records of the Corporation (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 9).

10. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and a Supermajority Interest, and any such written amendment, modification, or waiver will be binding

upon the Corporation and each holder of Series B Preferred Stock; *provided*, that no amendment, modification, or waiver of the terms or relative priorities of the Series B Preferred Stock may be accomplished by the merger, consolidation, or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders in accordance with this Section 10.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer this 14th day of June, 2022.

Balincan USA, Inc.

DocuSigned by:

By: Lu, Zi Chin (Paul)

CCBC78BA26F1437...

Name: Lu, Zi Chin (Paul)
Title: Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BALINCAN USA, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2022, AT 4:01 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3522528 8100
SR# 20222852768

Authentication: 203790698
Date: 06-28-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF BALINCAN USA, INC.

Balincan USA, Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on May 7, 2002, with the name Sunland Entertainment Co. (Delaware), Inc. (the "**Certificate of Incorporation**").

2. The first sentence of ARTICLE IV of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> COMMON STOCK. The corporation shall have authority to issue One Billion Five Hundred Million (1,500,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share (the "Common Stock").

3. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Phillip Dignan, its President, this 28th day of June, 2022.

By: /s/ Phillip Dignan
Name: Phillip Dignan
Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:01 PM 06/28/2022
FILED 04:01 PM 06/28/2022
SR 20222852768 - File Number 3522528